Exhibit 4.26.4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 5

To

SRV LNG CARRIER

TIME CHARTERPARTY

DATED 20 March 2007

Between

SRV JOINT GAS TWO LTD

And

TOTAL GAS & POWER LIMITED,

London, Meyrin – Geneva Branch

DATED 18 February 2020

SRV Cape Ann – Amendment No. 5

AMENDMENT NO. 5 TO SRV LNG CARRIER TIME CHARTERPARTY

This amendment no. 5 (“Amendment No. 5”) to the Charter (as defined in the Recitals below) is made on this 18th of February 2020 and forms an integral part of the Charter as set out in Clause 2 of this Amendment No. 5.

BY AND BETWEEN:

(i)	SRV Joint Gas Two Ltd, a corporation organized and existing under the laws of the Cayman Islands (“Owner”); and

(ii)	Total Gas & Power Limited, a company incorporated under the laws of England, with registered office at 10 Upper Bank Street, Canary Wharf, London E14 5BF (UK company number 02172239), trading through its branch office Total Gas & Power Limited, London, Meyrin – Geneva Branch, registered under number CHE-309.541.427 and located at Route de l’Aéroport 10, 1215 Geneva, Switzerland (“Charterer”);

(each a “Party” and together the “Parties”).

RECITALS

WHEREAS, Owner and Charterer have entered into an SRV LNG Carrier Time Charterparty dated 20 March 2007, as amended by Amendment No. 1 dated 20 June 2012 (“Amendment No. 1”), Amendment No .2 dated 20 June 2012 (“Amendment No. 2”)and Amendment No.3 dated 23 April 2014 (“Amendment No. 3”), Amendment No. 4 dated 23 October 2017 (“Amendment No. 4”), and as novated and amended pursuant to a deed of novation and amendment dated 20 December 2019, and as may be further novated, assigned and/or amended from time to time, (the “Charter”), whereby Owner has agreed to let and Charterer has agreed to hire the use and service of a Shuttle and Regasification Vessel built by Samsung Heavy Industries Co. Ltd. with reference Hull no. 1689 and now named Cape Ann (the “Vessel”);

WHEREAS, Charterer wishes to use the Vessel in FSRU Mode at the FSRU Terminal in India or alternatively in LNG Carrier Mode under the Project Agreement with Project Sub-Charterer for the Project; and

WHEREAS, Owner is willing to accommodate Charterer’s wish to use the Vessel in FSRU Mode and to accept that Charterer uses her for the Project, on the terms and subject to the conditions of this Amendment No. 5;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Owner and Charterer agree as follows:

SRV Cape Ann – Amendment No. 5

1.	Definitions

For purposes of this Amendment No. 5 (including the Recitals), the capitalized terms either (i) used but not defined in this Amendment No. 5 or (ii) amended by Clause 5 of this Amendment No. 5 shall have the meanings ascribed to them in the Charter.

“Acceptable Bank” means an international commercial banking institution (i) which at the time of that the applicable Letter of Credit or its amendment is delivered to Owner, and throughout its term, has a long-term senior unsecured and non-credit enhanced debt rating of at least the lower of A- by Standard & Poor’s or A3 by Moody’s, or equivalent rating of another rating agency of comparable standing or (ii) if it does not satisfy the credit rating requirement, is otherwise acceptable to the Owner.

“Acceptable Guarantor” means any guarantor from the Charterer’s Group which (i) satisfies the New Worth Requirement or (ii) if it does not satisfy the Net Worth Requirement, is otherwise reasonably acceptable to the Owner.

“Amendment Agreements” means each of Amendment No. 1, Amendment No. 2, Amendment No.3 and Amendment No. 4, and “Amendment Agreement” means any one of them.

“Approvals” means national and local authorizations, licenses, permits, approvals, exemptions or similar instruments that will need to be obtained from and/or granted by any governmental authorities in India from time to time required for the performance of this Amendment No. 5.

“BWM Convention” means the International Convention for the Control and Management of Ships’ Ballast Water and Sediments 2004, as adopted by the International Maritime Organization (IMO).

“BWTS” means a management system for the treatment of a ship’s ballast water compliant with the BWM Convention.

“Charterer’s Items” means any Long Lead Items to which Charterer has received title in accordance with Clause 3.7 of the LLI Agreement (or as otherwise agreed between the Parties), or any items defined as such in any supplemental agreement (as the case may be), or any other equipment incorporated onto the Vessel requested by Charterer for which title is vested in Charterer.

“Credit Support” means, at the Charterer’s election, a Letter of Credit or a Guarantee, as applicable, or a combination of Letter(s) of Credit and Guarantee(s).

“Credit Support Default” means:

(a)	an Acceptable Bank or an Acceptable Guarantor disaffirms, disclaims, revokes, repudiates or rejects, in whole or in part, or challenges the validity of any Credit Support provided by it or otherwise fails to comply with or perform its obligations under such Credit Support;

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	Charterer fails to provide or maintain the Credit Support in accordance with this Amendment 5;
(c)	any Acceptable Bank ceases to be an Acceptable Bank;
(d)	any Acceptable Guarantor ceases to be an Acceptable Guarantor;
(e)	in respect of any Letter of Credit, such Letter of Credit expires or terminates with respect to any outstanding obligations of Charterer (as the case may be) under this Amendment 5, or is set to expire or terminate within ***** (*****) Business Days and has not been replaced by another Letter of Credit; or
(f)	any Credit Support fails or ceases to be in full force and effect for the purpose of this Amendment No. 5, (in each case other than in accordance with its terms or the terms of this Amendment No. 5).

“FSRU” means floating storage and regasification unit.

“FSRU Mode” means the use of the Vessel at all times during the Project Period, except when a Voyage is occurring.

“FSRU Terminal” means the Jaigarh Port FSRU terminal located in India.

“Guarantee” means a payment guarantee, in form and substance reasonably acceptable to Owner, executed by an Acceptable Guarantor in favour of Owner, and delivered to Owner, to the extent required pursuant to Clause 8.3 of this Amendment No. 5.

“Indian Taxes” means all tax liabilities in India specifically suffered or incurred directly or indirectly by law or contractually by Owner or any other member of Owner Covered Group whatsoever and howsoever arising due to the presence of the Vessel as an FSRU in India when the Vessel acts in FSRU Mode, including but not limited to business tax, corporate tax, corporate income tax, local surcharges, wealth tax, income tax and individual income tax, personal tax or social security contributions of employees or crew members, social security premiums, customs taxes or duties, VAT/GST or other indirect taxes, withholding tax (including on hire, loan repayments, interest and dividends), any municipal, provincial or state taxes, any tax relating to the importation, stay or exportation into and from India (as the case may be) of the Vessel (including related materials and/or equipment) and any penalty or interest payable in connection with any failure to pay or any delay in paying or reporting any of the same, together with all compliance and filing costs relating to such taxes;

“Letter of Credit” means an irrevocable standby letter of credit (a) issued by an Acceptable Bank; (b) in form and substance reasonably acceptable to Owner; (c) has Owner as the sole named beneficiary; and (d) that is delivered to Owner, to the extent required pursuant to Clause 8.3 of this Amendment No. 5.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“LLI Agreement” means the agreement for procurement of long lead items and project activities relating to the Vessel dated 31 January 2018 and made between the Owner and the Charterer (the “Original LLI Agreement”), as supplemented by a supplement agreement dated 27 July 2018 together with any subsequent amendments or supplements thereto.

“LLI Suppliers” means the suppliers of Long Lead Items, supplying such pursuant to the respective Supply Contracts entered into between the Owner and each LLI Supplier.

“Long Lead Items” has the meaning given to it in the LLI Agreement.

“LNG Carrier Mode” has the meaning given to it in Clause 6 (“Voyage”) of this Amendment No. 5.

“Maintenance Allowance” has the meaning given to it in Clause 25 (as amended by this Amendment No. 5).

“Modification Specification” has the meaning given to it in the LLI Agreement.

“Modification Work” means any and all work; design, engineering, procurement, fabrication, installation, commissioning and testing; required for the modification of the Vessel as requested by the Charterer, which shall include the work defined as “Project Activities” and “Modification Work” in the LLI Agreement, the Long Lead Items and any further required installation or testing of same, and the final completion and commissioning of such at the FSRU Terminal.

“Modification Yard” has the meaning given to it in the LLI Agreement.

“Mortgagee” means DnB Bank ASA as agent on behalf of the lenders.

“Net Worth” means the sum of all paid up shareholder cash contributions to the share capital account or any other capital account of a relevant person and any accumulated retained earnings less accumulated retained losses and any intangible assets including but not limited to goodwill.

“Net Worth Requirement” means a Net Worth of not less than ***** United States Dollars (USD *****), or its equivalent in any other currency.

“Operations Manual” means the document entitled “Cape Ann – FRSU Operations Manual” signed and/or otherwise acknowledged by Owner (and/or Manager) and/or Charterer and/or Project Sub-Charterer, as the same may be amended or updated from time to time.

SRV Cape Ann – Amendment No. 5

“Owner Covered Group” means Owner or its successor in application of the provisions of Clause 21(b) of the Charter, Höegh LNG Holdings Ltd., Höegh LNG Ltd., Höegh LNG AS, Höegh LNG Fleet Management AS, Höegh LNG Maritime Management Pte. Ltd., Mitsui O.S.K Lines, Ltd., Tokyo LNG Tanker Co. Ltd., Höegh LNG Partners L.P and Höegh LNG Partners Operating LLC and such other directly or indirectly wholly owned subsidiary of Höegh LNG Holdings Ltd. that is providing management services to the Owner in relation to the Vessel, and for the purposes of Clause 8.2 of this Amendment No. 5 only, such term includes any employees or other officers of the companies listed above or any master, officers or crew employed upon the Vessel.

“Owner’s Permits Matrix” means a document listing the Approvals that the Owner is obliged to obtain pursuant to the terms of this Amendment No. 5, as attached as Appendix 3.

“Port Operator” means JSW Jaigarh Port Limited, or such other entity as operates the port of the FSRU Terminal.

“Project” means Charterer’s project with Project Sub-Charterer, consisting of using the Vessel in FSRU Mode at the FSRU Terminal (or otherwise in LNG Carrier Mode).

“Project Agreement” means the agreements signed or to be signed by and between Charterer and Project Sub-Charterer for the provision of FSRU services by Charterer to Project Sub-Charterer.

“Project Period” means the period of time beginning at the delivery of the Vessel by Charterer to Project Sub-Charterer at the FSRU Terminal in accordance with the Project Agreement and ending on the date that physical redelivery of the Vessel by Project Sub-Charterer to Charterer has occurred in accordance with the Project Agreement.

“Project Sub-Charterer” means Western Concessions Private Limited.

“Reinstatement Specification” means the scope of work mutually agreed between Parties so that the Vessel is fitted in every way as an SRV for service under the Charter as further set out in Clause 7.

“Reinstatement Work” means (i) any and all work; design, engineering, procurement, fabrication, installation, commissioning and testing required to reinstate the Vessel in accordance with the Reinstatement Specification and (ii) dry-docking, cleaning and painting of the Vessel’s bottom and effecting scheduled maintenance, so that the Vessel is fitted in every way for service under the Charter.

“Reinstatement Yard” means such yard as mutually agreed between the Parties for the performance of the Reinstatement Work.

“Shipyard Contract” has the meaning given to it in the LLI Agreement.

“Supply Contract” has the meaning given to it in the LLI Agreement.

SRV Cape Ann – Amendment No. 5

“Voyage” means a legitimate voyage under the Charter ordered pursuant to and in accordance with Clause 6 of this Amendment No. 5, the duration of which shall always be deemed to be from when the Vessel is unmoored and disconnected from the FSRU Terminal for the purpose of commencing the Voyage until the Vessel is all fast again at the FSRU Terminal.

SRV Cape Ann – Amendment No. 5

2.	Purpose, Intention and Interpretations

The purpose of this Amendment No. 5 is to set forth the terms and conditions under which Charterer may utilize the Vessel as an FSRU at the Project and to set out the specific conditions applicable between the Parties when the Vessel is used in FSRU Mode and specific amendments in Clause 6 and 7 of this Amendment No. 5 relating to the Vessel’s use in LNG Carrier Mode, including any Modification Work and Reinstatement Work to be carried out pursuant to Clause 3 and 7 of this Amendment No. 5 respectively.

It is Owner’s and Charterer’s clear intention, which is hereby declared, that none of Charterer’s entry into the Project Agreement, Owner’s entry into this Amendment No. 5, or the Parties entry into any other document pursuant to or in connection with the Project, the Project Agreement or this Amendment No. 5, shall imply or impose greater or more onerous, or lesser or less onerous, obligations, exposures and/or liabilities on Owner or any member of Owner Covered Group (except for the undertaking to arrange for the Modification Work and the Reinstatement Work, respectively and except for any other provisions of this Amendment No. 5 directly or indirectly providing to the contrary) than it would otherwise have under the Charter.

In case of conflict between the provisions of the Charter and this Amendment No. 5, the provisions of this Amendment No. 5 shall prevail, and the provisions of this Amendment No. 5 shall, to the extent required to give effect to the rights, obligations and liabilities set out in this Amendment No. 5, survive the expiration or termination of the Project Period.

3.	Modification Work

3.1	Pursuant to the LLI Agreement, Owner has procured the Long Lead Items and carried out Modification Work at the Modification Yard in accordance with the Modification Specification. Owner will complete the Modification Work, including final commissioning of Long Lead Items, at the FSRU Terminal, and the provisions of the LLI Agreement shall apply with respect to the completion of the Modification Work.

3.2	All costs and expenses incurred by Owner under the Supply Contracts or the Shipyard Contract in relation to the Modification Work shall be for Charterer’s account and Charterer shall compensate Owner for such costs in accordance with Clauses 3.5, 3.6, 5 and 6 of the Original LLI Agreement, and Charterer shall compensate Owner for other reasonable and documented costs incurred by Owner related to the Modification Work, including in respect of completion by commissioning at the FSRU Terminal, on the basis that all work carried out by Owner in relation to the Modification Work comprises part of the “Project Activities” defined in the LLI Agreement and the Charterer shall reimburse the Owner for such costs in accordance with the provisions of Clauses 4.3, 5 and 6 of the Original LLI Agreement.

3.3	As the Modification Work is carried out at Charterer's risk (as well as time and expense) as set out in the LLI Agreement and Charterer agrees to indemnify and hold Owner Group harmless from any charges, expenses, claims, liabilities and losses whatsoever which Owner Group may incur as a consequence of any of the Supply Contracts or the Shipyard Contract to the extent that it relates to the Modification Work (including any charges, expenses, claims, liabilities and losses arising from a breach by any LLI Supplier of any terms of a Supply Contract or breach by the Shipyard of any terms of the Shipyard Contract relating to the Modification Work), and for the avoidance of doubt, that exceed charges, costs, expenses claims, liabilities and losses that Owner Group would otherwise been liable for under the Charter, save for to the extent that such charges, expenses, claims, liabilities and losses is caused by Owner's failure to carry out its duties related to the Modification Work to the standard of a reasonable and prudent operator and/or relates to Owners Work (as defined in the LLI Agreement). It is confirmed, clarified and agreed that the indemnities in this Clause 3.3 shall apply notwithstanding the indemnity contained within Clause 68 of the Charter (as amended by this Amendment No. 5) and Clause 8.1 of this Amendment No. 5; and (ii) shall extend to and for the benefit or each member of the Owner Group and that each member of Owner Group shall have the benefit of and may enforce those provisions.

SRV Cape Ann – Amendment No. 5

3.4	For the purposes of this Clause 3 and corresponding with the LLI Agreement, “Owner Group” means the Owner and Owner’s managers Höegh LNG AS and Höegh LNG Fleet Management AS and, to the extent directly involved in the Modification Work, their affiliates and subcontractors.

3.5	If additional modification works are requested by Charterer during the Project Period, Owner and Charterer shall mutually agree the scope and specification of such modification works. Such additional modification works shall be considered Modification Work for the purposes of this Amendment No. 5 and, subject to a separate supplemental agreement between the Parties, Owner shall arrange for such Modification Work to be carried out for Charterer’s time, risk and expense and Charterer shall reimburse Owner for the documented cost of such Modification Work and compensate Owner for Owner’s own reasonable and documented cost related to such Modification Work to the extent not covered by paragraph 1.2 of Schedule III of the Charter (as amended by Amendment No.1 and Amendment No.3).

3.6	Owner shall (i) maintain Charterer’s Items in accordance with Clause 4 ("Duty to Maintain") of the Charter and (ii) insure Charterer’s Items under the Vessel's "Hull and Machinery Insurance" in accordance with Clause 8 ("Owner to Provide") of the Charter, at values mutually agreed between Charterer and Owner.

3.7	Owner shall have no responsibility or liability to Charterer in the event that the Vessel fails to comply with any applicable regulation and/or requirement of any Primary Terminal where such failure is directly caused by any Modification Work or Charterer’s Items.

3.8	If as a result of the Modification Work carried out by Owner under this Clause 3, the details contained within Appendix 1 of this Amendment No. 5 should change, Appendix 1 shall be replaced with an updated Gas Form C.

SRV Cape Ann – Amendment No. 5

4.	Importation, Stay and Exportation

4.1	Any importation, stay and exportation into and from India (as the case may be) of the Vessel and all materials and/or equipment necessary for Owner’s performance of the Charter and/or any Voyage during or related to the Project Period, shall be arranged by Charterer, in accordance with all applicable laws and regulations, for its own time, risk and expense, but with all reasonable practical assistance from Owner. Notwithstanding the foregoing, where Charterer and Owner mutually agree in advance, Owner may arrange such materials and/or equipment necessary for its performance of the Charter, but even in such case, all time, risk and expense shall be for Charterer’s account.

4.2	Subject always to the provisions of Clauses 8 and 9 of this Amendment No. 5, Clause 30(a) of the Charter (as amended by this Amendment No. 5), Owner shall, at Charterer’s expense and with all reasonable practical assistance from Charterer, apply for and obtain the Approvals listed in the Owner’s Permits Matrix.

4.3	Furthermore, if requested to do so by the Charterer, the Owner shall apply for and obtain all necessary Approvals which can only be applied for and obtained by Owner, or an applicable member of the Owner Group, in its name. However, Owner shall have no liability towards Charterer if it fails to obtain any such Approval unless the failure to obtain is caused by the action or inaction of Owner or the applicable member of Owner Group, including the failure to apply for or follow the necessary procedures to obtain such Approvals.

4.4	Other than the Approvals that the Owner is to obtain in compliance with the Owner’s Permits Matrix, or as required above, the Charterer shall for its own, time, risk and expense (but with all reasonable practical assistance from Owner) obtain and maintain throughout the Project Period all other Approvals that are (i) required to comply with all relevant laws and regulations applicable to it and to the Vessel’s operation in India in FSRU Mode, including any exemption from any requirement to obtain work permits for any employees or other officers of any applicable member of the Owner Covered Group or any master, officers or crew employed upon the Vessel, (ii) required to enable Owner and any member of the Owner Covered Group to operate the Vessel in accordance with the provisions of this Amendment No. 5; or (iii) otherwise required under this Amendment.

4.5	Each Party shall provide assistance and information as is reasonably requested and required by the other Party to obtain and maintain an Approval for which that Party is responsible. The Party responsible for obtaining the relevant Approval shall ensure that any information received from the other Party is correctly applied.

4.6	For the avoidance of doubt, Owner shall not be required to change the Vessel’s flag or registry.

SRV Cape Ann – Amendment No. 5

5.	FSRU Mode specific modifications

5.1	At all times during the Project Period, except when a Voyage is occurring, the Charter shall be modified by the following amendments, additions and other modifications:

(a)	Modifications to Clause 1 (“Definitions”) of the Charter:

i.	The definition of “Actual Discharge Rate” in Clause 1 of the Charter shall be amended to read in its entirety: ““Actual Discharge Rate” has the meaning set out in Clause 27(b).”

ii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Additional Services” means (i) the discharge of bulk LNG from the Vessel to onshore LNG storage tanks, LNG tanker trucks or LNG bunker vessels and (ii) any other additional services, requested by Charterer and performed by Owner, not contemplated by the Charter.”

iii.	The definition of “Adverse Weather Periods” in Clause 1 of the Charter shall be deleted and amended to read in its entirety “”Adverse Weather Periods” means the period of time during which Adverse Weather Conditions are experienced.”

iv.	A new definition shall be included in Clause 1 of the Charter which reads: “Adverse Weather Conditions” means weather and/or sea conditions forecast or experienced which exceed the weather and/or sea limits set out in any port operations manual (including the Operations Manual) applicable at the FSRU Terminal; and/or during which the master (a) moves or removes or disconnects from berth the Vessel for reasons of safety of the Vessel and/or the safety of those on board the Vessel or LNG Carrier; and/or (b) orders a full or partial cessation of operations on the Vessel.”

v.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Amendment No. 5” means Amendment No. 5 to this Charter dated 18 February 2020 and made between Owner and Charterer.”

vi.	The definition of “Allowance Period” in Clause 1 of the Charter shall be deleted.

vii.	The definition of “BOE” in Clause 1 of the Charter shall be deleted.

viii.	A new definition shall be included in Clause 1 of the Charter, which reads ““BWM Convention” has the meaning set out in Clause 1 of Amendment No. 5”.

ix.	A new definition shall be included in Clause 1 of the Charter, which reads ““BWTS” has the meaning set out in Clause 1 of Amendment No. 5.”

SRV Cape Ann – Amendment No. 5

x.	The definition of “Discharge Period” in Clause 1 of the Charter shall be deleted. Any other use of the term “Discharge Period” in the Charter shall be replaced with the term “FSRU Discharge Period”.

xi.	The definition of “Discharge Point” in Clause 1 of the Charter shall be deleted.

xii.	The definition of “Downstream Systems” in Clause 1 of the Charter shall be amended to read in its entirety: “”Downstream Systems” means all infrastructure and systems downstream of the Vessel’s high-pressure export manifold.“

xiii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU” means floating storage and regasification unit.”

xiv.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Discharge Period” has the meaning set out in Clause 27(b)”

xv.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Gas Day” has the meaning set out in Clause 27(b).”

xvi.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Gas Nomination Procedures” means the procedures for requesting and establishing Send Out Profile and Intraday Nominations, which the Parties shall use reasonable endeavours to negotiate and agree prior to the start of the Project Period, and once agreed shall be set forth in a new Schedule X.”

xvii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Terminal” means the Jaigarh FSRU terminal located in India.”

xviii.	The definition of “Gas Day” in Clause 1 of the Charter shall be deleted. Any other use of the term “Gas Day” in the Charter shall be replaced with the term “FSRU Gas Day”.

xix.	The definition of “Gas Nomination Procedures” in Clause 1 of the Charter shall be deleted. Any other use of the term “Gas Nomination Procedures” in the Charter shall be replaced with the term “FSRU Gas Nomination Procedures”.

xx.	A new definition shall be included in Clause 1 of the Charter, which reads “Intraday Nomination” has the meaning set out in Clause 27(b).”

xxi.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Maintenance Allowance” has the meaning set out in Clause 25(d).”

xxii.	A new definition shall be included in Clause 1 of the Charter, which reads ““Modification Work” has the meaning set out in Clause 1 of Amendment No. 5.”

SRV Cape Ann – Amendment No. 5

xxiii.	The definition of “Nominated Discharge Rate” Clause 1 of the Charter shall be amended to read in its entirety: ““Nominated Discharge Rate” has the meaning set out in Clause 27(b).”

xxiv.	The definition of “Normal Performance” in Clause 1 of the Charter shall be amended to read in its entirety: ““Normal Performance” has the meaning set out in Clause 27(b).”

xxv.	The definition of “Off-hire Allowance” in Clause 2 shall be deleted.

xxvi.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Operations Manual” means the document entitled “Cape Ann – FRSU Operations Manual” signed and/or otherwise acknowledged by Owner (and/or Manager) and/or Charterer and/or Project Sub-Charterer, as the same may be amended or updated from time to time.”

xxvii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Owner Covered Group” means has the meaning set out in Clause 1 of Amendment No. 5.”

xxviii.	The definition of “Performance Period” in Clause 1 of the Charter shall be deleted.

xxix.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Port Operator” means JSW Jaigarh Port Limited., or such other entity as operates the port of the FSRU Terminal.”

xxx.	The definitions of “Primary Terminals” and “Primary Terminal” in Clause 1 of the Charter shall be deleted.

xxxi.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Project Agreement” has the meanings set out in Clause 1 of Amendment No.5.”

xxxii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Project Period” has the meaning set out in Clause 1 of Amendment No. 5.

xxxiii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Project Sub-Charterer” means Western Concessions Private Limited.”

xxxiv.	The definition of “Reduced Performance” in Clause 1 of the Charter shall be amended to read in its entirety: ““Reduced Performance” has the meaning set out in Clause 27(b).”

xxxv.	A new definition shall be included in Clause 1 of the Charter, which reads: “Reduced Rate” has the meaning set out in Clause 27(b)”.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

xxxvi.	A new definition shall be included in Clause 1 of the Charter, which reads: “Maintenance” has the meaning set out in Clause 25 (d)”.

xxxvii.	A new definition shall be included in Clause 1 of the Charter, which reads: “Renewal Work” has the meaning set out in Clause 25 (d)”.

xxxviii.	A new definition shall be included in Clause 1 of the Charter, which reads: ““Renewal Period” means a period of ***** (*****) years counted from the date of the last special survey (normal five (5) year class renewal period).”

xxxix.	A new definition shall be included in Clause 1 of the Charter, which reads: “Send Out Profile” has the meaning set out in Clause 27(b)”.

xl.	A new definition shall be included in Clause 1 of the Charter, which reads: “Start Up Period” has the meaning set out in Clause 27(b)”.

xli.	The definition of “Unscheduled Maintenance” in Clause 1 of the Charter shall be deleted.

xlii.	The definition of “Unscheduled Maintenance Allowance” in Clause 1 of the Charter shall be deleted.

(b)	In Clause 3 (a)(i) of the Charter, the reference to “SRV” shall be amended to read: “FSRU”.

(c)	Clause 3 a) of the Charter shall be completed with the following bullet point:

“(vi)	the master and chief officer combined shall have not less than a total of ***** (*****) months’ sailing and cargo operations experience in the past ***** (*****) years exercising responsibilities of a senior rank (master and/or chief officer) on board an LNG tanker/FSRU. The chief engineer, cargo engineer and second engineer shall combined have not less than a total of ***** (*****) months’ sailing and cargo operations experience in the past ***** (*****) years exercising responsibilities of a senior rank (chief engineer, cargo engineer and/or second engineer) on board an LNG tanker/FSRU.”

(d)	Clause 5 of the Charter (“Period and Trading Limits”) shall be amended by the addition of the following new sub-clauses (d), (e), (f), (g) and (h):

“(d)	Notwithstanding anything to the contrary in Clauses 5(a), (b), and (c), Charterer shall, at no expense to Owner, provide or cause to be provided, at

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the FSRU Terminal, port and marine facilities capable of receiving the Vessel and berths and places which the Vessel can safely reach and return from without exposure to danger, and at which the Vessel can safely lie, load or discharge (as the case may be) always afloat. Furthermore, Charterer shall provide to Owner all relevant information required to meet the interface requirements of the FSRU Terminal as soon as reasonably possible. All reasonable costs incurred in implementing such modifications to the Vessel (and their later removal, if required to comply with the terms of this Charter), including the time taken to implement such modifications and to comply with such regulations necessary to allow the Vessel to load or discharge at the FSRU Terminal, shall be for Charterer’s account and shall be reimbursed to Owner in accordance with Schedule III. Charterer shall also be responsible, and shall reimburse Owner in accordance with Schedule III, for all such reasonable costs incurred, including the necessary time taken, should the interface requirements of or the regulations applicable to the FSRU Terminal be altered.

(e)	Notwithstanding anything to the contrary in this Charter, Owner shall not under any circumstances whatsoever be obliged to go to and/or stay at an FSRU Terminal which has not entered into a port liability agreement or conditions of use, acceptable to Owner’s P&I Club, with Owner.

(f)	Charterer shall ensure that each visiting LNG carrier is compatible in all respects with the FRSU and its ship-to-ship transfer system, and Charterer shall pay Owner US$ ***** lumpsum fee for each ship-to-ship compatibility study that Owner undertakes in order to check the compatibility of each LNG carrier with the FSRU and its ship-to-ship transfer system on an LNG carrier’s first visit to the FSRU at the FSRU Terminal or if an LNG carrier has been modified since the compatibility study undertaken on such LNG carrier’s first visit to the FSRU at the FSRU Terminal. If such ship-to-ship compatibility study is in relation to a sister ship to an LNG carrier for which a compatibility study has already been carried out, then the lumpsum fee payable by Charterer shall be reduced to US$ ***** . Furthermore, Charterer shall pay Owner US$ ***** lumpsum fee for any ship-to-ship compatibility study undertaken in respect of an LNG carrier’s subsequent visit to the FSRU at the FSRU Terminal, provided that such LNG carrier has not been modified since its last visit. Charterer shall not be liable for any cost or expense in relation to such compatibility studies in excess of the relevant lumpsum fee.

(g)	Notwithstanding the provisions of Clause 5(a) above, it is acknowledged that during the Project Period, the Vessel will not conform to the BWM Convention

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and therefore will not be compliant with the regulations necessary to allow the Vessel to load or discharge at terminals located in the United States of America until such time as the Vessel has installed a BWTS in accordance with either Clauses 7.2 or 9.6 of Amendment No. 5.

(h)	During the Project Period, the Charterer may request and Owner shall carry out the Additional Services, on the proviso that

(i)	any additional costs to Owner in carrying out any such service will be for Charterer’s account, and

(ii)	the performance warranties set out in Clause 27 (“Performance”) of this Charter (as amended by Amendment No. 5) shall not apply on any FSRU Gas Day during which any Additional Services is undertaken, to the extent the performances warranted are adversely affected by the performance of Additional Services or any activities in relation thereto or consequences thereof;

(iii)	and Additional Service as described in sub-clause (ii) of the definition thereof shall be agreed to be carried out by Owner in its sole discretion.”

(e)	Clause 8 (“Owner to Provide”) of the Charter shall be amended to read in its entirety:

“(a)	Owner undertakes to provide and, subject to the provisions of Schedule III, to pay for all provisions, wages (including but not limited to all overtime payments, statutory or otherwise), and shipping and discharging fees and all other expenses of the master, officers and crew,), except in the case of Indian officers and/or crew and/or cadets on the Vessel in each case as may be required by applicable law or regulation in which case such Indian officers, crew and/or cadets shall be procured and provided by Owner and the costs of such Indian officers, crew and/or cadets shall be reimbursed by Charterer to Owner. Notwithstanding the foregoing, Owner shall use reasonable endeavours to minimize the costs of such Indian officers, crew and/or cadets that Owner is obliged to provide in accordance with this Clause, and in this regard, if an officer assigned to the Vessel is replaced by an officer which cannot immediately be re-assigned to another vessel in the Höegh LNG fleet, then Charterer shall pay the standby wages for that officer up to a maximum of ***** weeks after the date of replacement; also, except as provided in Clauses 5 and 37, for all insurance on the Vessel described in Schedule IV, for all deck, cabin and engine-room stores and necessary spare parts, and for water; for all dry-docking (and gas-freeing of the Vessel associated therewith), overhaul, maintenance and repairs to the Vessel, including maintaining and operating the Vessel in good

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

working order in accordance with prudent industry practices and Builder’s maintenance recommendations; and for all fumigation expenses and de-rat certificates. Owner’s obligations under this Clause 8 extend to all liabilities for customs or import duties arising at any time during the performance of this Charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owner is to provide and pay for and Owner shall refund to Charterer any sums Charterer or its agents may have paid or been compelled to pay in respect of any such liability on presentation of reasonable supporting documentation. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterer insofar as such amounts are in respect of a period when the Vessel is on-hire.

(b)	The Owner shall arrange for procurement of an additional stock of spare parts for FSRU operations (the “FSRU Operational Spares”) for Charterer’s account, either as part of the operating expenses for the Vessel and subject to the provisions of Schedule III, or as part of the cost to be covered by Charterer in relation to the Project. The Parties shall develop and agree the list of FSRU Operational Spares to be procured, also taking into consideration spare parts that will or may become available from the sister vessel Neptune. The Charterer shall cover all costs associated with the FSRU Operational Spares and in case the Parties do not agree on the list of FSRU Operational Spares it is the Charterer who shall ultimately decide whether or not to include a specific spare part as part of FSRU Operational Spares.”

(f)	Clause 12 (“Payment of Hire”) of the Charter shall be amended by the addition of the following new sub-clause (d):

“(d)	Without in any way prejudicing Charterer’s obligation to pay hire in accordance with the Clauses 11 and 12 of this Charter, Owner shall raise an invoice on the Charterer’s project office in India (set up for the execution of the Project), with a copy to the Charterer’s head office, covering each payment of hire under this Charter. For these purposes, the address of the Charterer’s project office shall be advised by Charterer to Owner in writing prior to commencement of the Project Period.

Each invoice shall be sent by e-mail at least ***** (*****) days before the payment of hire is due, and an original copy shall be sent by post both to the Charterer’s project office and to its head office.”

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(g)	Clause 23 (“Loss of Vessel”) of the Charter shall be amended by deleting the words “GMT” and replacing them with “the time in India”.

(h)	Clause 24 (“Off-hire”) of the Charter shall be amended to read: “Not Used”. Any use of the term “off-hire” elsewhere in the Charter and any references in the Charter to Clause 24 thereof shall be deemed deleted in their entirety when the Vessel is being used in FSRU Mode.

(i)	Modification to Clause 25 (“Dry-docking; Time for Scheduled Maintenance”) of the Charter:

i.	Subject to (i) continued approval by the Classification Society, the Vessel’s Flag State and all applicable governmental and regulatory authorities, and (ii) in any case only up until the date on which the Vessel is ***** years old, the wording “*****-month intervals and no more than *****-month intervals” in Clause 25 (a) of the Charter shall be amended to read “*****-month intervals and no more than *****-month intervals”.

In addition, the following sentence shall be added to the end of Clause 25(a) of the Charter:

“For the avoidance of doubt, if the Owner is obliged to schedule a dry-dock (with out of water survey) of the Vessel at a yard during the Project Period due to the rules, regulations and requirements of the Classification Society, the Vessel’s Flag State and/or any applicable governmental or regulatory authority, the provisions of Clause 25(g) below shall apply.”

ii.	Clause 25 (d) of the Charter shall be amended to read in its entirety:

“(i)	Owner shall be permitted up to ***** (*****) days per every *****(*****) days, commencing from the first day of the ***** (the “Maintenance Allowance”) to take the FSRU out of service for maintenance, repair, and overhaul, for the performance of surveys, and for drydocking, including all related pre-docking and post-docking procedures and time spent proceeding to or from any port or place of dry-dock and the FSRU Terminal (or such other location as may be mutually agreed by the Parties) (collectively, the “Permitted Maintenance Events”), during which there shall be no reduction in Hire solely for the FSRU’s failure to meet the Performance Guarantees or to deliver any part of the Nominated Daily Rate. Scheduled maintenance shall be identified in an annual maintenance plan to be provided by Owner to Charterer on a reasonable endeavours basis, based on

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Charterer’s operational requirements. The annual maintenance plan will be provided by Owner to Charterer within ***** (*****) weeks after the date of the Amendment No. 5 and prior to the ***** day of the *****, and from then on annually no later than ***** (*****) months prior to each year end.

(ii)	Furthermore the Maintenance Allowance in the last year of any Renewal Period shall be increased by the number of additional days as may be required to undertake special surveys and/or maintenance work connected with the Vessel’s Classification Society requirements for class renewal (including without limitation cargo tank inspections and bottom survey afloat, under the so called extended drydock scheme) or otherwise as required by statutory authorities (the “Renewal Work”), up to a maximum of ***** (*****) days, provided that the Owner shall use reasonable endeavours to:

(a)	carry out such Renewal Work during any period of annual maintenance referred to in Clause 25(d)(i) above; and

(b)	plan and carry out such Renewal Work in cooperation the Charterer so as to minimize the disruption to Charterer’s commercial operations.

For the avoidance of doubt any Renewal Work shall be considered as a Permitted Maintenance Event for the purposes of this Clause 25(d), and the time allowed for the carrying out of such Renewal Work shall include any periods where the Owner is gas freeing, inspecting the tanks, and cooling/gassing up the Vessel. Any costs incurred in respect of such activities shall be for Charterer’s account.

The additional Renewal Work allowance specified here-above is based on the agreed assumption of a conventional way of preparing and surveying the cargo tanks. To the extent any particular regulatory requirements or restrictions apply, which extend the time required for gas freeing, inspecting the tanks and/or cooling/gassing up the Vessel, the Parties shall agree to an equitable increase to the additional allowance specified here-above.

(iii)	The Maintenance Allowance shall not be reduced in whole or in part if an event described in Clause 27(b)(v) (a) to (m) (but not including Clause 27(b)(v)(g)) occurs during the performance of a Permitted Maintenance Event.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iv)	The Maintenance Allowance shall be prorated on a straight line basis during the first and last years of the Sub-Charter Period to the extent that the date of Delivery and the date of Redelivery do not start or end at the end of a calendar year. To the extent that any Maintenance Allowance remains unutilized by Owner by the end of a year, such remaining Maintenance Allowance shall be forfeited and shall not be carried over into the next year.

(v)	Owner shall not use more time for maintenance than is necessary and shall notify Charterer if any Maintenance Allowance is taken or will be taken. Owner shall consult with Charterer as far in advance as possible with regard to the timing, the duration and the requirement for any maintenance work.

(vi)	The FSRU shall be On-Hire during any period of the Maintenance Allowance, and all items to be provided and paid for by Charterer pursuant to Clause 9(a) shall be for Charterer’s account, and Owner’s use of the Maintenance Allowance shall not in any way or to any extent whatsoever be regarded as a default, non-performance or breach by Owner of any obligation under or any provision of the Charter.

(vii)	The Parties acknowledge that during a Permitted Maintenance Event the FSRU may not be available, in whole or in part, to provide Regasification or other services. If due to the nature of the Permitted Maintenance Event, the FSRU can continue to provide FSRU services, Owner shall inform Charterer and, upon Charterer’s request, shall provide such FSRU services, on a non-guaranteed basis.

(viii)	Notwithstanding anything to the contrary in this Clause 25, no scheduled dry-docking (with bottom survey in drydock) shall take place in the Project Period, provided that the Sub-Charter Period does not extend beyond the date falling ***** (*****) days prior to the Vessels next scheduled dry-dock (with bottom survey in drydock) in accordance with the Vessel’s Classification Society requirements.

(ix)	For the avoidance of doubt, nothing in this Clause 25(d) shall prevent Owner from carrying out general maintenance on the Vessel which does not result in any deficiency in the Vessel’s service.”

iii.	Clause 25 (e) shall be amended to read: “Not Used”.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(j)	Clause 26 (Ship Inspection) shall be amended by the addition of the words “ and Project Sub-Charterer, as applicable” after the word “Charterer” wherever it occurs.

(k)	Clause 27 (“Performance”) of the Charter shall be deleted in its entirety and replaced with the following:

“(a)

(i)	Owner undertakes and guarantees that at all times during the Project Period the Vessel shall be capable of maintaining a maximum average daily boil-off of no more than *****% of the Vessel’s total cargo capacity. For purposes of establishing whether the Vessel has achieved performance as required under this Clause 27(a), the Parties shall discount periods when: (i) the Vessel is discharging regasified LNG and/or loading or discharging LNG; (ii) when due to loading of LNG the saturated vapour pressure is above 170 mbarg; and (iii) if pre-approved or requested by Charterer, the Vessel is transferring cargo between cargo tanks.

(ii)	Boil-off calculation: Boil-off shall be measured by subtracting the volume of LNG contained in the Vessel’s tanks at gauging at the end of an FSRU Gas Day of no discharging regasified LNG and/or loading or discharging LNG and/or by Charterer approved transfer of LNG between cargo tanks, but where the Vessel is still connected within Jaigarh Port, from the volume of LNG contained in the Vessel’s tanks at gauging at the start of an FSRU Gas Day of no discharging regasified LNG and/or loading or discharging LNG, and/or by Charterer approved transfer of LNG between cargo tanks. but where the Vessel is still connected within Jaigarh Port. Actual boil-off shall be calculated using the mean value from ***** (*****) distinct but consecutive measurements and averaged over a performance period of one month.

(b)

(i)	Owner further undertakes, subject to the provisions of this Clause 27(b) and subject to a start-up period to be mutually agreed (“Start Up Period”), that the Regasification Components will, throughout the Term, enable the Vessel’s cargo to be regasified and discharged at not less than

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

a regasified LNG discharge rate of ***** (*****) MMScf/day (“Normal Performance”). The Parties will use reasonable endeavours to develop and agree a commissioning procedure in respect of the Start Up Period no later than ***** (*****) days prior to Vessel’s arrival at the FSRU Terminal, including final testing and commissioning of the Modification Work. Furthermore, if during the Start Up Period, the Owner is prevented from adhering to the commissioning procedure for reasons not directly attributable either to the acts or omissions of the Owner or to the Vessel, the Start Up Period shall be automatically extended for the period of time that the Owner is prevented from adhering to the commissioning procedure. In every case where the Actual Discharge Rate is higher than the then-current Normal Performance during regasification of LNG and has been in operation for ***** (*****) periods of at least ***** (*****) hours without any unplanned shut down so that total operating time accumulates to ***** (*****) hours , the value of such Actual Discharge Rate shall immediately replace the then-current Normal Performance until subsequently re-adjusted up to a maximum Normal Performance of ***** (*****) MMScf/day. Each such increase in the Normal Performance shall be formalized by signature by both Parties of the Discharge Performance Certificate attached as Appendix 2 to Amendment No. 5.

(ii)	Subject always to the provisions of Clause 27(b)(iii) below, Owner shall, subject to applicable terms of the FSRU Gas Nomination Procedures, deliver the Nominated Discharge Rate in accordance with the daily curve agreed with Charterer in accordance with the FSRU Gas Nomination Procedures (“Send Out Profile”), subject to such Send-Out Profile for that FSRU Gas Day being agreed no later than ***** (*****) hours before the commencement of the relevant FSRU Gas Day. In case the Owner fail to deliver gas in accordance with the Send Out Profile as required pursuant to the applicable terms of the FSRU Gas Nomination Procedures, then the applicable terms of the FSRU Gas Nomination Procedures will apply to such failure (provided always that such terms are fair, reasonable and proportionate to the failure). Owner shall use reasonable endeavors to accommodate any change to the Send Out Profile requested by Charterer, less than ***** (*****) hours before the end of the relevant FSRU Gas Day (“Intraday Nomination”), but Owner shall not be liable for any failure in this respect.

(iii)	Whenever Charterer requests a Nominated Discharge Rate above Normal Performance, Owner shall use reasonable endeavors to make

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

such higher rate available, subject always to the maximum capacity of the Regasification Components when all three units of the Regasification Components are operating. Notwithstanding the provisions of the immediately following paragraph, if the Vessel is incapable of discharging its cargo at such higher rate, such performance shall not be considered Reduced Performance and Charterer shall not be entitled to pay hire at a rate equal to the Reduced Rate or claim a reduction in hire.

If, on any day, commencing from 08.00 A.M. (India local time) on that day and ending at 07.59 A.M. (India local time) on the immediately following day (an “FSRU Gas Day”), the Vessel’s actual discharge rate calculated over that FSRU Gas Day as measured in accordance with

Clause 27(b)(iv)-(v) (the “Actual Discharge Rate”), is less than the daily nominated discharge rate requested by Charterer in accordance with the FSRU Gas Nomination Procedures for that FSRU Gas Day (the “Nominated Discharge Rate”), and such Actual Discharge Rate is lower than Normal Performance (such deficient performance hereinafter being referred to as “Reduced Performance”), then a Hire Rate equal to a reduced rate determined by multiplying the Fixed Element of the Hire Rate by a factor calculated by dividing the Actual Discharge Rate by the lower of (i) the Nominated Discharge Rate or (ii) the Normal Performance (the “Reduced Rate”) shall be payable for each of such FSRU Gas Day in respect of which an Actual Discharge Rate lower than the Nominated Discharge Rate and the Normal Performance has been determined during the FSRU Discharge Period in question. This Reduced Rate in case of Reduced Performance shall replace in its entirety Paragraph 4 of Schedule III. For the avoidance of doubt, any reduction of hire to which Charterer is entitled under this Clause 27(b)(iii) shall be credited against hire payments in accordance with Clause 12(a) as promptly as possible.

(iv)	If no discharge of regasified LNG is ongoing from the Vessel, measurement of the Actual Discharge Rate shall commence when the vaporizers, piping and pressurizing risers are cooled down and the last high pressure pump required to achieve the ordered discharge rate is placed on line and the Vessel starts the discharge of Regasified LNG, and shall terminate when the first high pressure pump is secured near the end of the discharge (“FSRU Discharge Period”).

Prior to the commencement of an FSRU Discharge Period a notification of FSRU Readiness to Discharge Gas (as defined in the FSRU Gas

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Nomination Procedures) shall be delivered by Charterer to Owner in accordance with the FSRU Gas Nomination Procedures and an FSRU Discharge Period shall start no later than ***** (*****) hours after Owner’s receipt of the above notification, unless such time is extended by reasons attributable to Charterer, Project Sub-Charterer, the FSRU Terminal, governmental or regulatory authorities or Force Majeure (as defined in the FSRU Gas Nomination Procedures).

The Actual Discharge Rate shall be the rate of regasified LNG discharged as measured by the Vessel’s metering station. When measuring the Actual Discharge Rate against Normal Performance a variation of ***** percent (*****%) shall be allowed.

Normal Performance shall be based upon LNG with a chemical composition (Mass%) (Typical Trinidad LNG composition) as follows:

Methane *****%

Ethane *****%

Propane *****%

i-Buthane *****%

n-Buthane *****%

Nitrogen *****%

(v)	The performance of the Vessel in relation to the warranty contained in this Clause 27(b) shall be reviewed on the 25th of each calendar month, and the results accumulated and compensation, if any, shall be assessed and paid at the next hire payment due at the beginning of the following calendar month. For purposes of establishing whether the Vessel has achieved performance as required under Clause 27(b) and calculating the Hire Rate, the Parties shall discount any FSRU Gas Day (or in case of (g) and (j) below, only the relevant part of the FSRU Gas Day, provided that the volumes required in such part of the FSRU Gas Day in accordance with the Send Out Profile shall be disregarded and the Nominated Discharge Rate for that FSRU Gas Day shall be adjusted accordingly):

(a)	where the FSRU Terminal is not ready or able to receive the Nominated Discharge Rate specified by Charterer in accordance with the FSRU Gas Nomination Procedures and at the corresponding pressures and temperatures;

SRV Cape Ann – Amendment No. 5

(b)	where Charterer has requested Intraday Nominations as per Clause 27(b)(ii);

(c)	where Charterer has instructed the Vessel to proceed from the FSRU Terminal;

(d)	where the Vessel is prevented from approaching or remaining and/or operating at the FSRU Terminal or the Owner is prohibited from operating in accordance with this Charter by any applicable law, relevant regulatory or governmental authority for a reason not attributable to a breach by Owner of this Charter or a failure on the part of the Vessel;

(e)	where the Vessel is required to disconnect and/or to depart from the FSRU Terminal or is prevented from discharging her cargo as regasified LNG by reason of compliance with the applicable requirements and guidelines of the Classification Society, the Vessel’s Flag State or any other relevant regulatory authority and/or with such requirements as set out in the FSRU operating manual in relation to the Vessel’s safe operation, cargo management and/or filling level restrictions;

(f)	where there is not a required amount of LNG onboard the Vessel to obtain the Nominated Discharge Rate in accordance with the FSRU Gas Nomination Procedures;

(g)	where the Owner is using the Maintenance Allowance;

(h)	where the Downstream Systems are not ready or able to provide or receive the Nominated Discharge Rate specified by Charterer in accordance with the FSRU Gas Nomination Procedures and at the corresponding pressures and temperatures;

(i)	where the Vessel is prevented from discharging by other events within the port or where there is a wider risk to safety or the environment;

(j)	where the Vessel is required to stop regas operations in order to switch the selected ship-shore link between the Vessel and the LNG carrier calling at the FSRU Terminal, or between the Vessel and the jetty;

(k)	where the Vessel’s failure to achieve the required performance under Clause 27(b) of this Charter results from any negligent act or omission of a member of the Charterer’s Group and/or an owner or operator of an LNG Carrier; and

(l)	where the Vessel’s failure to achieve the required performance under Clause 27(b) of this Charter arises from any Adverse Weather Conditions; and

(m)	where the FSRU Gas Nomination Procedures have not been agreed and attached as a new Schedule X.

SRV Cape Ann – Amendment No. 5

(vi)	In the event that the Parties have been unable to agree the FSRU Gas Nomination Procedures (and such procedures are not set forth in a new Schedule X), then notwithstanding any other provisions of this Clause 27(b) to the contrary, Owner shall use reasonable endeavours to comply with any daily nominated discharge rate that may be requested by Charterer, but otherwise Owner shall not be liable for any failure to deliver gas in accordance with this Clause 27.

(vii)	Notwithstanding the provisions of this Clause 27(b), if at any stage the Actual Discharge Rate achieved by the Vessel is less than Normal Performance due to a defect in the Regasification Components (and such lower discharge rate has not been requested by Charterer in accordance with the FSRU Gas Nomination Procedures), Owner shall be entitled to repair such defect in the Regasification Components and/or the Vessel by the Vessel proceeding to dry-docking in accordance with the provisions of Clause 25(h). Before committing to a dry dock, Owner shall always consult with the Charterer to assess alternative solutions.

(viii)	The Vessel shall be capable of regasifying LNG in a closed-loop heating mode using steam from the Vessel’s regas boilers as the primary heating medium at a daily Nominated Discharge Rate with a pressure of 50 to 114 bar and a temperature of +10 to 20◦C at the outlet of the Regas skid.”

(l)	Clause 30(a) of the Charter shall be amended by the addition of the following two new paragraphs:

“Notwithstanding the foregoing, in respect of the Project neither Owner nor any other member of Owner Covered Group shall be liable for any event or occurrence, or condition resulting therefrom, (i) that delays, hinders or renders impossible the Owner’s performance of its obligations under this Charter, (ii) that is beyond the reasonable control of the Owner; (iii) that was not reasonably foreseeable, or if foreseeable could not have been prevented or avoided by the Owner through the exercise of due diligence and (iv) for which neither the Owner nor any other member of the Owner Covered Group would otherwise have been liable, but for Charterer’s entry into the Project Agreement, Owner’s entry into Amendment No. 5, or either Party’s entry into any other document pursuant to or in connection with the Project, the Project Agreement or Amendment No.5.

Without limitation to the generality of the foregoing, in respect of the Project each of the following shall constitute an event or occurrence for which neither the Owner nor any other member of Owner Covered Group shall be liable: (i) change of laws or regulations or any act of government or governmental authority having or asserting jurisdiction over the Vessel operating as an FSRU in India (other than those changes in law or regulations or any act of government or governmental authority which, in each case, merely implement international shipping conventions or regulations applicable to the Vessel); or (ii) actions of a governmental authority that were not requested, promoted, caused by or imposed as a result of the actions of Owner or any other member Owner Covered Group or the Vessel or the failure of the Owner or any other member of Owner Covered Group or the Vessel to act.”

SRV Cape Ann – Amendment No. 5

(m)	Clause 52(c)(iv) and (v) of the Charter shall be amended to read in its entirety: “Not Used”.

(n)	The second sentence of Clause 53 of the Charter shall be amended to read in its entirety:

“The foregoing notwithstanding, no term of this Charter, other than Clauses 68(a) and (b) (as amended by Amendment No. 5), and Clause 68(c) is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person or entity who is not a party to it, except that the Mortgagee shall have the benefit of and may enforce the provisions of Clause 14 of Amendment No. 5.”

(o)	Clause 68(a) of the Charter shall be amended to read in its entirety:

“No member of Owner’s Group shall be under any liability whatsoever to (i) Charterer’s Representatives; (ii) Charterer; or (iii) Project Sub-Charterer, or (iv) their estates or (v) in respect of (ii) and (iii) their respective agents or employees (“Charterer’s Group”) for their death or personal injury during the time when they are engaged in the activities contemplated under this Charter unless death or personal injury is caused, in whole or in part, by the gross negligence or willful misconduct of Owner, its agents or employees (“Owner’s Group”). Likewise, no member of Owner’s Group shall be under any liability to any member of Charterer’s Group in respect of damage to, or loss or destruction of, their personal property unless such damage to, or loss or destruction of, personal property is caused by the gross negligence or willful misconduct of any member of Owner’s Group.”

(p)	Clause 68(b) of the Charter shall be amended to read in its entirety:

“No member of Charterer’s Group shall be under any liability whatsoever to any member of Owner’s Group for their death or personal injury during the time when they are engaged in the activities contemplated under this Charter unless death or personal injury is caused, in whole or in part, by the gross negligence or willful misconduct of a member of Charterer’s Group. Likewise, no member of Charterer’s Group shall be under any liability to any member of Owner’s Group in respect of damage to, or loss or destruction of, their personal property unless such damage to, or loss or destruction of, personal property is caused by the gross negligence or willful misconduct of any member of Charterer’s Group.

SRV Cape Ann – Amendment No. 5

(q)	A new Clause 68(d) shall be inserted into the Charter to read as follows:

“(i)	Charterer shall procure that the Port Operator and the Owner and any other third party that conducts operations at the FSRU Terminal execute mutual hold harmless agreements (including, if applicable, a port liability agreement between the Port Operator and the Owner and/or Manager), in each case providing a similar exclusion of liability between the Port Operator or relevant third party and Owner as that between Charterer’s Group and Owner’s Group pursuant to Clauses 68(a) and (b) above.

(ii)	In the event that the Port Operator has not entered into a port liability agreement with the Owner (or Manager, as the case may be) prior to the Vessel’s arrival at the FSRU Terminal, the Port Operator (and its estates and respective agents or employees) shall, from the time of the Vessel’s arrival at the FSRU Terminal, be considered a member of the “Charterer’s Group” for the purpose of Clauses 68(a) and (b) above.”

(r)	Appendix I to Schedule I of the Charter shall be amended to read in its entirety: “Not Used”. Any references in the Charter to Appendix I to Schedule I thereof, and any uses of the term “Primary Terminal” in the Charter shall be deemed deleted in their entirety.

(s)	Schedule X of the Charter (Gas Nomination Procedures) shall be deleted in its entirety and shall be replaced with a new Schedule X once agreed (FSRU Gas Nomination Procedures).

5.2	All terms and conditions of the Charter, except to the extent modified or changed by this Amendment No. 5 shall remain in full force and effect. However, such terms and conditions shall be interpreted in light of and in such way to give effect to the intention of the parties set out in Clause 2 above, provided however that, any further amendment or modification to the Charter that may be required during the Project Period shall always be agreed in writing between the Parties.

5.3	For the avoidance of doubt and with reference to paragraph 1.2(c)(ii) to Schedule III of the Charter, Owner shall not in any circumstances whatsoever be forced or obliged to lay off any of the Vessel’s master, officers or crew. However, Owner shall use reasonable endeavours to mitigate the Variable Element cost (i.e. manning and crew travel expenses).

5.4	For the avoidance of doubt and without prejudice to Clauses 1 to 4, 5.2, 5.3, 5.4, 5.5, 5.6, 6 to 15 and 18 of this Amendment No. 5, for any Voyage the Charter shall apply without the amendments and/or additions set out in Clause 5.1 of this Amendment No. 5.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.5	For the avoidance of doubt and without prejudice to Clauses 1 to 4, 5.2, 5.3, 5.4, 5.5, 5.6 and 7 to 14 of this Amendment No. 5, upon expiry of the Project Period the Charter shall apply without the amendments and/or additions set out in Clause 5.1, 5.6, 6, 8 to 11, 14 and 18 of this Amendment No. 5, but without prejudice to any rights, obligations or liabilities that may have accrued prior to the expiry of the Project Period.

5.6	At any time during the Project Period when a Voyage is occurring, each of the Unscheduled Maintenance Allowance specified in Clause 25(d) of the Charter and each of the Off hire Allowance specified in Clause 24(h) of the Charter shall be reduced to an allowance equal to the original Unscheduled Maintenance and Off-hire Allowances, multiplied by the number of days in the then-current year of the Project Period during which a Voyage has occurred, divided by ***** (*****) days.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

6.	Voyage

6.1	At any time and from time to time during the Project Period, the Charterer is entitled to use the Vessel in LNG carrier mode (“LNG Carrier Mode”) and order the Vessel on a Voyage, provided that Charterer has given Owner not less than ***** (*****) days prior notice.

6.2	If Owner is requested by Charterer to prepare the Vessel for a Voyage including but not limited to removal of any fouling, then to the extent not covered by paragraph 1.2 of Schedule III, Charterer shall reimburse Owner for the documented related costs within ten ***** (*****) of receipt of Owner’s invoice.

6.3	Notwithstanding anything to the contrary in the Charter, during a Voyage Owner shall not be deemed to be in breach of any provisions of the Charter to the extent such breach is caused by or otherwise directly attributable to the use of the Vessel in FSRU Mode or directly attributable to the Modification Work (including the Long Lead Items) or any Charterer’s Item.

6.4	Unless Owner has been allowed to perform Voyage preparations in order for the Vessel to meet its original performance guarantees of the Charter, Clauses 27(a)(i)-(ii), the part of Clauses 27(c)(i) pertaining to speed and the part of Clause 27(c)(ii) pertaining to fuel oil consumption (not related to excess boil off) shall not apply to any Voyage.

6.5	Notwithstanding the foregoing, it is acknowledged that unless and until the Vessel has been installed with a BWTS in accordance with Clauses 7.2 or 9.6 of this Amendment No. 5, the Vessel is not in compliance with the BWM Convention. Consequently, the Charterer will not be entitled to either (a) order the Vessel to load or discharge at terminals located in the United States of America or (b) at any time after 20th August 2023 use the Vessel in LNG Carrier Mode, in each case unless the BWTS has been installed on the Vessel.

7.	Reinstatement Work to the Vessel

7.1	At the expiry of the Project Period the Vessel may at Charterer’s option proceed to the Reinstatement Yard where Owner shall arrange for the Reinstatement Work being carried out for Charterer’s time, risk and expense. However, unless Owner has been instructed by Charterer to arrange for such Reinstatement Work to be carried out, Owner shall not be deemed in breach of any provisions of the Charter (including any failure of the Vessel to comply with any applicable regulation and/or requirement of any Primary Terminal) to the extent such breach is caused by or otherwise

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

attributable to any Modification Work having been carried out or to the Reinstatement Work, or any part thereof, having not been carried out.

7.2	Notwithstanding Clause 7.1 above, the Charterer shall be obliged to order the Vessel to a yard at the expiry of the Project Period where Owner shall arrange for the Vessel to be dry-docked for the purposes of its third special survey (class renewal survey) and, unless (i) the BWTS has been installed pursuant to Clause 9.6 of this Amendment No. 5 or (ii) where for Charterer’s proposed use of the Vessel after the end of the Project Period installation of BWTS is not required under the rules and regulations of the Classification Society, the Flag State and/or any applicable governmental or regulatory authority, the installation of the BWTS. The provisions of Clause 25(g) of the Charter shall apply to such drydock and any work relating to the installation of the BWTS shall be deemed to be an LNG Carrier Change for the purpose of Clause 42 of the Charter.

7.3	Owner and Charterer shall at a time to be mutually agreed (and in any event no later than the expiry of the Project Period) arrange to discuss Charterer’s proposed use of the Vessel following the expiry of the Project Period. Following such discussions and based upon them, Owner shall provide to Charterer a proposed Reinstatement Specification, which scope, time and related costs shall be mutually agreed to by the Parties (it being understood that such proposal is provisional only and may be updated, without prejudice to Charterer’s obligation to reimburse Owner in accordance with this Clause 7.3). Charterer shall reimburse Owner for the documented cost of the Reinstatement Work and compensate Owner for Owner’s own reasonable and documented costs related to the Reinstatement Work to the extent not covered by paragraph 1.2 of Schedule III, including but not limited to the cost of supervision, administration and follow up of the Reinstatement Work (to the extent not covered by paragraph 1.2 (c) (i) of Schedule III), within ***** (*****) days of receipt of Owner’s invoice. All invoicing and payments shall be in USD unless otherwise agreed between the Parties.

7.4	Notwithstanding anything to the contrary in the Charter, the Vessel shall be on hire, and the performance warranties set out in Clause 27 of the Charter shall not apply, for the duration of the Reinstatement Work, the time of which shall include related pre-docking and post-docking procedures, if applicable, and the time spent proceeding to and from the Reinstatement Yard, and such time shall not for the avoidance of doubt count against the Drydocking Allowances or the Unscheduled Maintenance Allowances set forth in the original Clause 25(d) of the Charter, or the Maintenance Allowance set forth in Clause 25(d) as amended by this Amendment No. 5, unless to the extent otherwise agreed in writing between the Parties (which may be the case in an event of concurrent performance of the Reinstatement Work and Drydocking).

SRV Cape Ann – Amendment No. 5

7.5	Notwithstanding the foregoing provisions of this Clause 7, Owner shall have no responsibility or liability to Charterer in the event that the Vessel fails to comply with any applicable regulation and/or requirement of any Primary Terminal, arising from any Modification Work (including the Long Lead Items) or any Charterer’s Items incorporated on the Vessel or other equipment affixed to the Vessel which was requested by Charterer to the extent that it is not removed as part of the Reinstatement Work, and the Vessel shall not be off-hire in respect of any loss of time (whether by way of an interruption in the Vessel’s service or from a reduction in the Vessel’s performance, or in any other manner) resulting therefrom.

7.6	Notwithstanding the foregoing, Charterer shall direct Owner to arrange for the Reinstatement Work to be carried out no later than at the end of the Term of the Charter, and otherwise in accordance with the provisions of Clauses 7.1 and 7.3 of this Amendment No. 5 but in such circumstances the Reinstatement Specification relating to such Reinstatement Work shall be determined by Owner in its sole discretion.

7.7	Charterer acknowledges that Owner may have arranged for certain modification work to be carried out in accordance with the provisions of previous Amendment Agreements to the Charter. Consequently, it is agreed that in addition to the Reinstatement Work to be arranged pursuant to Clauses 7.1 and 7.3 of this Amendment No. 5, any reinstatement work that may have been carried out by Charterer or Owner under the terms of a previous Amendment Agreement at the expiry of the applicable “Sub-Charter Period” (as such term is defined in the relevant Amendment Agreement), shall now be at carried out by Charterer (or by Owner on Charterer’s instructions) no later than at the end of the Term of the Charter, and otherwise in accordance with the provisions of Clauses 7.1, 7.3 and 7.6 of this Amendment No. 5, including to the extent that the specifications relating to such Reinstatement Work shall be determined by Owner in its sole discretion.

7.8	At the expiry of the Charter, Charterer shall also have the right to remove any of the Charterer’s Items (or any other equipment incorporated onto the Vessel requested by Charterer for which title remains vested in Charterer), provided that Charterer shall repair and restore any part of the Vessel directly related thereto. All costs relating to such removal, repair and restoration work shall be for Charterer’s account, and the Vessel shall be on-hire, and the performance warranties set out in Clause 27 of the Charter shall not apply, for the time taken to perform such work, including for any time spent at, and time spent in transit to and from the relevant shipyard, and such time shall not count against the Drydocking Allowances or the Unscheduled Maintenance Allowances set forth in the original Clause 25(d) of the Charter.

7.9	If Charterer elects not to remove any of the Charterer’s Items (or any other equipment incorporated onto the Vessel requested by Charterer for which title remains vested in Charterer), in accordance with Clause 7.8 above, ownership of and title in such items

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

shall transfer from Charterer to Owner, free of charge, on the expiry of the Charter Period unless the Parties mutually agree otherwise.

7.10	Notwithstanding any other provisions of this Clause 7, Owner and Charterer may mutually agree that Owner will purchase certain Charterer’s Items from Charterer at the time of expiry of the Charter, in which case the Parties will agree the terms for such purchase and, unless otherwise agreed, the ownership of and title in such items shall transfer from Charterer upon payment of a sum agreed between Owner and Charterer. For the avoidance of doubt; the Owner has no obligation to purchase any Charterer’s Items from Charterer.

7.11	If as a result of the Reinstatement Work carried out by Owner under this Clause 7, the details contained within Appendix 1 of this Amendment No. 5 should change, Appendix 1 shall be replaced with an updated Gas Form C.

8.	Indemnities

8.1

(a)	Charterer shall within ***** (*****) Business Days of demand by the Owner indemnify and hold Owner and any member of the Owner Covered Group harmless from any charges, costs, expenses, claims, liabilities and losses whatsoever (each a “Claim”) (except for any Claim relating to the tax implications addressed in Clause 8.2 below) which Owner and any member of the Owner Covered Group determines it has incurred or may incur as a consequence of the Charterer’s entry into the Project Agreement, Owner’s entry into this Amendment No. 5, or the Parties entering into any other document pursuant to or in connection with the Project, the Project Agreement or this Amendment No. 5, including as a consequence of:

(i)	the Modification Work and the Reinstatement Work,

(ii)	any delay or failure on the part of Charterer to obtain any of the Approvals that are required to be obtained by Charterer pursuant to the provisions of Clause 4 above, and

(iii)	any of the circumstances referred to in Clause 9.3 of this Amendment No. 5, and

(iv)	any member of the Owner Covered Group entering into or acknowledging the Operations Manual,

and that, for the avoidance of doubt, exceed any Claim that Owner or any other member of Owner Covered Group would have otherwise been liable for under the Charter, except to the extent that such Claim resulted from Owner’s material failure to comply with a term or condition of the Charter, this Amendment No. 5 or any other addenda or amendments to the Charter, where such material failure is found to result directly in the harm underlying the Claim in respect of which Owner is invoking the foregoing indemnity.

SRV Cape Ann – Amendment No. 5

(b)	It is confirmed, clarified and agreed as follows:

(i)	that sub-clause 8.1(a) above shall not apply to any liability specifically addressed by Clause 68 of the Charter as amended ("Specified Liabilities"), which shall subsist and be construed in accordance with their terms regardless of where any Specified Liabilities may be suffered or incurred (including during any use or operation of the Vessel as an FSRU in India or in LNG Carrier Mode) and regardless of the nationality of the Party or Parties to whom any Specified Liabilities are incurred (and Specified Liabilities are hereby confirmed to be liabilities which do not fall within the scope of sub-clause 8.1(a) above);

(ii)	that Owner's liability for any tortious act (which includes negligence) by Owner or any member of the Owner Covered Group to any third party shall be treated in the same manner as such tortious act would be treated under the Charter, and the fact that any such tortious act may be committed during operation of the Vessel as an FSRU in India or in LNG Carrier Mode shall not change the allocation of liability which would otherwise apply as a consequence of such tort occurring under the Charter; nor shall the geographical location of any tortious act or the nationality of the party or parties injured by such tortious act(s) affect in any way the allocation of liability therefor. The fact that a tortious act to any third party is committed by Owner or any other member of the Owner Covered Group while operations are conducted under the Project Agreement does not affect in any way the culpability and liability of Owner or any member of the Owner Covered Group for such tortious act(s) (and liability for such acts shall be treated as if they had occurred under the Charter); and any resulting loss suffered by Owner or any member of Owner Covered Group shall not be covered by the indemnity in sub-clause 8.1(a) above save and except that any indemnities or limitations or exclusions of liability available to Owner under the Charter (excluding sub-clause 8.1(a) above) shall apply and shall be available to Owner in respect of any liability arising from use of the Vessel as an FSRU in India or in LNG Carrier Mode;

(iii)	that the indemnities in sub-clause 8.1(a) above and in Clause 8.2 below shall extend to and for the benefit of each member of Owner Covered Group and that each member of Owner Covered Group shall have the benefit of and may enforce those provisions notwithstanding Clause 15 of this Amendment No.5., provided that no such indemnities shall apply to any liability resulting from Owner’s material failure to comply with a term or condition of the Charter, this Amendment No. 5 or any other addenda or amendments to the Charter, where such material failure is found to result directly in the liability in respect of which Owner is invoking the foregoing indemnity.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

8.2

(a)	Irrespective of whether or not the Owner or any applicable member of the Owner Covered Group is in compliance with all relevant laws and regulations applicable to the Vessel’s operation in India in FSRU Mode, Charterer shall always be liable for and shall within ***** (*****) Business Days of demand by the Owner indemnify and hold harmless Owner and each other member of Owner Covered Group against all losses, liabilities and costs which the Owner determines will be or has been suffered by Owner or a member of the Owner Covered Group for or on account of Indian Taxes. Notwithstanding anything to the contrary in this Charter (including this Amendment No. 5), the Charterer shall not indemnify or hold harmless Owner or any member of the Owner Covered Group against, and shall not be liable for, any loss, liability or costs which have been or will be suffered by Owner or any member of the Owner Covered Group for or on account of Indian Taxes which have been or will be incurred as a result (i) any activity of the Owner or the Owner Covered Group that does not relate to the performance of its obligations under this Amendment No 5; or (ii) the Owner or the Owner Covered Group being incorporated in or a tax resident of India or having a permanent or fixed establishment in India for any purpose other than in directly relation to this Amendment No. 5

(b)	Any tax credit that Owner obtains in relation to such Indian Taxes shall be deducted from Charterer’s future indemnification amounts when Owner determines that the creditable amount has been confirmed and received by Owner. If Charterer is entitled to a deduction in future indemnification amounts according to the above, but the Owner determines that such deduction cannot be made, Owner shall reimburse Charterer accordingly. For the avoidance of doubt, the provisions of Clause 52 ("Taxes") shall apply to taxes other than Indian Taxes.

(c)	Charterer’s indemnity in Clause 8.2(a) above shall extend to Owner's and any applicable member of Owner Covered Group’s costs of tax and accounting compliance including, without limitation: (i) the costs of agents, tax advisers and internal and external tax controllers and (ii) costs of registering a permanent establishment or branch in India with the Indian tax authorities and deregistering such permanent establishment or branch at the end of the period of use of the vessel in FSRU mode in India. Charterer shall indemnify Owner and any applicable member of Owner Covered Group irrespective of whether Charterer is indemnified by Project Sub-Charterer under the Project Agreement.

(d)	All payments by Charterer to Owner under the Charter (as amended by this Amendment No. 5) shall be paid without any deduction or withholding for Indian Taxes. In the event that Charterer is required by law to make any such deduction or withholding of Taxes, the amount payable by Charterer to Owner shall be increased by an amount so that the amount after such a deduction or withholding shall be the amount that would have been received by Owner but for such deduction of withholding, and the Charterer shall be also liable for payment of an equivalent amount so deducted or withheld to the applicable governmental authority.

SRV Cape Ann – Amendment No. 5

(e)	This Clause 8.2 applies irrespective of whether any tax obligations under the Charter (as amended by this Amendment No. 5) arise from a tax assessment or reassessment by a governmental authority, or other competent tax authority, during the Term or after the termination or expiration of the Charter.

(f)	A reference in this Clause 8 to "determines" means a determination made in the absolute discretion of the person making the determination.

(g)	Where the Owner becomes aware of a matter which may give rise to a claim under this Clause 8.2 (an "Indian Tax Claim"), the Owner shall notify the Charterer in writing providing reasonable detail of the nature of the liability and the reasons for that liability arising.

(h)	Subject to being indemnified and secured on a continuing basis to the Owner's reasonable satisfaction against any costs and expenses which may be incurred by or on behalf of the Owner or a member of the Owner Covered Group, the Owner shall take (or shall procure that a member of the Owner Covered Group shall take) such action as the Charterer may by written notice given to the Owner reasonably request to dispute, resist, appeal against, mitigate or defend the Indian Tax Claim (the "Action").

(i)	If it becomes clear that the Indian Tax Claim cannot be satisfactorily resolved with the relevant tax or governmental authority, and if the Charterer so requests, and provides an opinion from the Project Tax Consultant (as defined in the Project Agreement) that, on the balance of probabilities, the Owner would be likely to succeed in appealing against the tax or governmental authorities' arguments, the Owner (subject to it continuing to be satisfied by the level of indemnity or security provided by the Charterer) may appeal any decision of the relevant tax or governmental authority before the relevant court of first instance (or shall procure that such an appeal is taken).

(j)	Any further appeal to a higher court (whether to defend or appeal the first instance decision or any decision of a higher court or tribunal) shall be at the absolute discretion of the Owner.

(k)	The Charterer may, to the extent permitted by relevant law, elect to have conduct of any Action, in which event:

(i)	the Owner shall, or shall procure that a member of the Owner Covered Group shall, delegate the conduct of such Action to the Charterer (and/or their professional advisers) and give such authority to them as is required to allow them to conduct the Action and shall notify any relevant third party (including, without limitation, any Taxation Authority) of such authority; and

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)	the provisions of paragraph (l) below shall apply.

(l)	The Charterer hereby undertakes to the Owner to:

(i)	keep the Owner promptly on demand informed of all matters relating to the Action and deliver to the Owner copies of all material correspondence relating to the Action;

(ii)	deliver to the Owner in draft form all material written communications in respect of the Action which the Charterer or its advisers propose to send to a Taxation Authority and take into account all reasonable comments provided by the Owner within ***** Business Days of such delivery; and

(iii)	obtain the prior written approval of the Owner to:

(1)	the settlement or compromise of the Indian Tax Claim which is the subject of the Action; and

(2)	the agreement of any matter in the conduct of the Action which is likely to affect the amount of the Indian Tax Claim.

(m)	The Charterer's right to have conduct of the Action pursuant to clause 8.2(k) shall not extend to any decision to appeal any decision of a tax or governmental authority before a court or tribunal.

8.3	Security for Tax Claims

(a)	In respect of Indian Taxes and in support of the Charterer’s obligations under Clause 8.2, Charterer agrees to provide, or to procure the provision of, Credit Support pursuant to and in accordance with this Clause 8.3.

(b)	Not later than ***** (*****) days from the ***** day of the *****, or such later date as the Parties may agree, the Charterer shall deliver, or shall procure the delivery of, Credit Support to the Owner, in the amount of ***** United States Dollars (USD *****).

(c)	The Owner shall be entitled to draw on the Credit Support in an amount not exceeding an actual demand for payment from Owner issued by the Indian Tax authorities to the Owner (a “Tax Demand”), and deposit or transfer such funds into its bank account, only:

(1)	to fulfil the payment of Indian Tax obligations of Owner (as such obligations are specified in an applicable Tax Demand) which have arisen directly and solely in connection to the Owner’s activities under this Amendment No. 5; and

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(2)	if and to the extent that Charterer has failed to make payment in an amount in United States Dollars equal to the Tax Demand within ***** (*****) days of a written request for such payment from the Owner.

If (as a result of an Action or otherwise) a Tax Demand for which Charterer has made payment or in respect of which Owner has drawn on Credit Support is later withdrawn or reduced, the Owner shall within ***** (*****) days of a written notice from Charterer reimburse Charterer (or where applicable, the Acceptable Guarantor) for an amount in US Dollars equal to the difference between (i) the amount paid by Charterer and/or drawn by the Owner and (ii) the withdrawn or amended Tax Demand, provided that Owner has not paid such Tax Demand to the Indian Tax authorities or, if payment has been made, Owner has received reimbursement from the Indian Tax authorities.

(d)	Each Letter of Credit, and any renewal or replacement thereof, shall have a period of validity of at least ***** (*****) days. Not less than ***** (*****) Business Days prior to the scheduled date of its expiry, the Charterer shall cause to be delivered to the Owner (at the Charterer’s option):

(1)	a replacement or renewal of the Letter of Credit having a period of validity of at least ***** (*****) days, commencing upon the expiration of the preceding Letter of Credit; or

(2)	a new Guarantee or an amendment to an existing Guarantee for the value of the expiring Letter of Credit, commencing upon the expiration of the expiring Letter of Credit.

(e)	Charterer shall maintain the Credit Support required under this Clause 8.3 in effect until (i) the date that falls on the *****anniversary of termination or expiry of the Project Agreement or (ii) any such earlier date as the Parties (acting reasonably) may agree (including on the advice of a tax consultant that the making of any Tax Demand against Owner has become time-barred.

(f)	In the case of a Credit Support Default which is not rectified by the Charterer providing or causing to be provided to the Owner any of (at the Charterer’s election):

(1)	a replacement Guarantee (and in which case, the Charterer shall withdraw and the Owner shall release the original guarantee or original letter of credit, as applicable, which is the subject of the Credit Support Default); or

(2)	a replacement Letter of Credit (and in which case, the Charterer shall withdraw and the Owner shall release the original guarantee or original letter of credit, as applicable, which is the subject of the Credit Support Default); or

(3)	an amended Guarantee or amended Letter of Credit within ***** (*****) days

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

of a written notice from Owner informing Charterer of such Credit Support Default, such Credit Support Default shall be deemed a breach of the provisions of this Amendment No. 5, and the Owner shall have the right to treat the Project Period as having come to an end and be entitled to withdraw the Vessel from use by the Charterer as an FSRU under this Amendment No. 5. The Owner’s right to withdraw the Vessel from use by the Charterer in the manner described above shall be without prejudice to Owner’s other rights under this Amendment No. 5 and/or the Charter which shall remain in full force and effect irrespective of the Owner’s withdrawal of the Vessel. If the Charterer later rectifies a Credit Support Default after the time that the Owner has withdrawn the Vessel pursuant to this Clause 8.3(f), the Parties shall discuss in good faith the possibility of redelivering the Vessel for Charterer’s use at the Project for the remainder of the Project Period.

(g)	If requested by the Owner, the Charterer shall deliver within ***** (*****) days following the end of each fiscal year of the period (if any) that the Charterer’s obligations under this Clause 8.3 are supported by a Guarantee, the audited financial statements of the entity from Charterer’s Group providing such Guarantee for such fiscal year (in the jurisdiction of such relevant entity).

(h)	For the avoidance of doubt, the Charterer shall not be required to provide or procure the provision to Owner of Credit Support, and shall not incur any liability in respect of any Indian Tax which may become payable by the Owner in respect of (i) any activity of the Owner that does not relate to the performance of its obligations under the Charter as amended by this Amendment No 5; or (ii) the Owner being incorporated in or a tax resident of India or having a permanent or fixed establishment in India for any purpose other than in direct relation to the Charter as amended by this Amendment No. 5.

9.	Compliance with laws and Approvals when in FSRU Mode

9.1	Owner shall use reasonable efforts to comply and cause each applicable member of Owner Covered Group to comply with all relevant laws and regulations applicable to the Vessel's operation in India in FSRU Mode, including the provision (either directly to government authorities or to Charterer, as applicable) of any documentation required by applicable laws and regulations and governmental authorities (with a copy to Charterer in the event such documentation is directly sent to government authorities) and, any relevant Approvals.

Furthermore, Owner shall comply with its obligations in respect of the obtaining of the Approvals pursuant to the Owner’s Permits Matrix in accordance with Clause 4.

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Notwithstanding the foregoing, Charterer acknowledges and accepts that despite using reasonable efforts, Owner may be unable to comply with all relevant laws and regulations applicable to the Vessel’s operation in India in FSRU Mode (including with respect to obtaining, maintaining or complying with Approvals or otherwise as to the provision of any relevant documentation) for reasons attributable to the Vessel’s Specifications (as amended in accordance with the terms of the Charter) and its main particulars (as set out in Appendix 1 to this Amendment No. 5), and Owner shall be entitled to rely on the provisions of Clause 30 of the Charter (as amended by this Amendment No. 5) and Clause 8.1 of this Amendment No. 5 in respect of any liability that would otherwise have arisen under this Clause 9.1 in relation to such non-compliance.

9.2

(a)	Notwithstanding the generality of Clause 9.1 above, and without prejudice to Clause 30 of the Charter (as amended by the provisions of this Amendment No. 5), Owner shall comply with all relevant laws and regulation applicable to the employment of shipboard personnel on the Vessel whilst the Vessel is operating in FSRU Mode in India, provided that:

(i)	neither Owner nor its manager shall have any obligation to employ more than *****per cent (*****%) of Indian nationals on board the Vessel at any given time;

(ii)	neither Owner nor its manager shall have any obligation to employ Indian nationals in relation to the ranks of master, chief officer, chief engineer and second engineer on board the Vessel;

(iii)	both Owner and its manager shall have absolute discretion over the employment of all shipboard personnel on board the Vessel; and

(iv)	in relation to the employment of up to *****per cent (*****%) of Indian nationals on board the Vessel by Owner or its manager, the provisions of Clause 9.2(b) below shall apply.

(b)	It is agreed and accepted by Charterer that neither Owner nor its manager will be able to comply with any applicable law or regulation obliging it to employ *****percent (*****%) (or more) of Indian nationals on board the Vessel at the start of the Project Period, but that Owner or its manager will use reasonable efforts to employ such percentage of Indian nationals within a period of ***** (*****) months from the start of the Project Period. The Parties agree that provided either Owner or its manager has used reasonable efforts, any failure to employ such percentage of Indian

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

nationals within such ***** (*****) month period shall not be considered to be a breach of Owner’s obligations under Clause 9.2 (a).

9.3

(a)	Subject to the provisions of Clauses 9.1 and 9.2, it is agreed that Charterer’s indemnity under Clause 8.1 shall extend to Owner and Owner Covered Group’s costs of compliance, if any, with the laws and regulations of India both current law and any future changes of law.

(b)	It is also agreed that neither Owner nor any member of the Owner Covered Group shall have any liability to Charterer for the consequences of:

(i)	Owner’s failure to comply with the laws and regulations of India or any Approvals in the circumstances referred to within Clauses 9.1 and 9.2(b), provided that Owner has used reasonable efforts to comply with such laws and regulations and Approvals in accordance with the aforementioned clauses; and/or

(ii)	any delay or failure on the part of Owner to obtain any Approval pursuant to Clause 4 provided that Owner has complied with its obligation to apply for the relevant Approvals, including followed up any such applications as reasonably requested by any governmental authorities in India, and Owner shall be entitled to rely on the provisions of Clause 30(a) of the Charter (as amended by this Amendment No. 5) and Clause 8.1(a) of this Amendment No.5 in respect of any liability that would otherwise have arisen under Clauses 9.1 and 9.2(b) in relation to such non-compliance, and/or under Clause 4 in relation to such delay or failure.

Furthermore, the Vessel shall remain on-hire and the performance warranties of Clause 27 of the Charter (as amended by the provisions of this Amendment No. 5) shall not apply for any period during which there is a loss of time (whether by way of interruption in the Vessel’s service or from reduction in Vessel’s performance) resulting from Owner’s non-compliance with the laws and regulations of India and/or any Approvals and/or delay or failure on the part of Owner to obtain any Approval as referred to in sub-paragraphs (i) and (ii) of this Clause 9.3(b) above, as the case may be.

9.4	Charterer shall inform Owner of applicable provisions of the laws and regulations of India which are not available from public sources and of proposed or imminent new laws and regulations or amendments to laws and regulations Charterer is aware of and which may be relevant to Owner for purposes of the Project. For the avoidance of doubt, Charterer shall in no event be held liable for not transmitting such information to Owner of which Charterer has no knowledge.

SRV Cape Ann – Amendment No. 5

9.5	Charterer shall use reasonable efforts to obtain and remit to Owner information from Project Sub-Charterer regarding any relevant agreements between Project Sub-Charterer and any governmental authorities in India relating to the Project which may be reasonably likely to affect the Vessel, Owner and/or any member of the Owner Covered Group and supply same to Owner for purposes of the Project. For the avoidance of doubt, Charterer shall never be held liable for not transmitting such information that is not known to it or for which is subject to any requirements of confidentiality of Charterer or Project Sub-Charterer.

9.6	Notwithstanding the foregoing it is acknowledged that during the Period Project the Vessel will not be compliant with the BWM Convention until such time as a BWTS has been installed upon the Vessel. Should the Charterer require the Vessel to conform with the BWM Convention at any point during the Project Period the Owner and Charterer shall consult together regarding the timing of the works required to effect the installation of the BWTS. The works required to install the BWTS shall be deemed to be an LNG Carrier Change for the purposes of Clause 42 of the Charter, and the Vessel shall remain on-hire during such installation.

10.	Compliance with Sanctions when in FSRU Mode

10.1	Owner shall not be obliged to operate the Vessel as an FSRU (including taking on board LNG, regasifying LNG or discharging regasified LNG) under the Project in a manner which, in the reasonable judgement of Owner, would be contrary to sanctions laws imposed by the UN Security Council, Norway, the United Kingdom, the European Union, the United States or the government of the Flag State (“Sanctions Laws”).

10.2	If the Vessel is already operating as an FSRU (including taking on board LNG, regasifying LNG or discharging regasified LNG) in a manner to which new Sanctions Laws are applied, Owner shall have the right to refuse to proceed with the operation and to make arrangements for any LNG on board the Vessel to be discharged and redelivered to the Charterer or the third party who owns it (as notified by Charterer to Owner). The Vessel to remain on hire during such discharge and Charterer to remain responsible for all additional costs and expenses incurred in connection with such discharge.

10.3	Charterer shall indemnify Owner against any and all claims whatsoever brought by parties to whom regasified LNG is to be sold by Charterer and/or by Project Sub-Charterer against Owner by reason of Owner's compliance with this Clause 10.

10.4	In the circumstances where Clause 10.1 or 10.2 applies, either Party shall be entitled to require the Vessel to cease to be operated as an FSRU in accordance with this Amendment No. 5 with immediate effect by giving written notice to the other Party, without liability of either Party. In such event the Vessel shall cease to be operated

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

as an FSRU unless and until such operation resumes in accordance with Clause 10.5 or the Vessel can operate in such a manner that is not contrary to Sanctions Laws. The circumstances giving rise to any cessation of Vessel being operated as an FSRU shall be deemed to be an event falling within Clause 30(a) of the Charter.

10.5	Owner and Charterer shall use all reasonable endeavours to apply for and obtain any applicable license or authorisation which will enable the Vessel to operate as an FSRU in accordance with this Amendment No. 5, notwithstanding the circumstances giving rise to the operation of this Clause 10 and upon the obtaining of such license or authorisation either Party shall be entitled to require the Vessel to resume operation as an FSRU in accordance with this Amendment No. 5.

10.6	Notwithstanding anything in this Clause 10 to the contrary, Owner and Charterer shall not be required to do anything which constitutes a violation of Sanctions Laws or of any other laws and regulations of any country to which either of them is subject.

10.7	Charterer shall procure that a clause materially similar to this Clause 10 is incorporated into the Project Agreement.

11.	War and civil disturbances when in FSRU Mode

11.1	The Vessel shall not be required to continue to or remain at the FSRU Terminal if in Owner’s reasonable opinion it is dangerous for the Vessel to do so as a result of any actual or threatened act of war, hostilities, warlike operations, acts of piracy by any person whatsoever, or by revolution, civil war or civil commotion (“War and Civil Risks”).

11.2	Should the Vessel be in, or approaching the FSRU Terminal and could be exposed in any way to any of the War and Civil Risks referred to above, the Parties shall, to the extent reasonably practicable meet to agree to mutually acceptable mitigating actions, failing which within ***** (*****) days either Party shall be entitled to require the Vessel to cease to be operated as an FSRU in accordance with this Amendment No. 5 with immediate effect by giving written notice to the other Party, without liability for either of the Parties. The Vessel shall remain on-hire for such period of ***** (*****) days, whereupon the circumstances giving rise to any cessation of Vessel being operated as an FSRU shall be deemed to be an event falling within Clause 30(a) of the Charter.

11.3	Notwithstanding anything in this Clause 11 to the contrary, the Master shall at all times have the ultimate responsibility for the safety of the Vessel and/or her crew. The Master shall be entitled to refuse the Vessel’s entry into the FSRU Terminal or remove the Vessel from the FSRU Terminal if in the Master’s opinion there is a material risk to the safety of the Vessel and/or her crew if the Vessel were either to enter into or remain at the FSRU Terminal as a consequence of any War and Civil Risk.

SRV Cape Ann – Amendment No. 5

12.	Business Principles

12.1	Owner and Charterer (either directly or through any of their affiliates, directors, officers, employees, masters, crewmembers, agents, representatives or parties acting for or on behalf of them or their affiliates (which, in the case of Owner, shall include members of Owner Covered Group; and in the case of the Charterer, Project Sub-Charterer and its affiliates) shall under or in connection with the entry into this Amendment No. 5:

(a)	comply with the applicable laws, rules, regulations, decrees and official government orders, including but not limited to the United Kingdom Bribery Act of 2010 as amended and the United States of America Foreign Corrupt Practices Act of 1977 as amended, or any other applicable jurisdiction, relating to anti-bribery and anti-money laundering, and they shall each respectively take no action which would subject themselves or the other to fines or penalties under such laws, regulations, rules, decrees or orders (“Relevant Requirements”);

(b)	not make, offer or authorise, any payment, gift, promise, other advantage or anything of value whether directly or through any other person or entity, to or for the use and benefit of any government official or any person where such payment, gift, promise or other advantage would comprise or amount to a facilitation payment or violate the Relevant Requirements;

(c)	comply with all applicable laws protecting fundamental human rights, including the prohibition of the practice, prevention and eradication of forced, bonded, indentured, involuntary convict or compulsory labour, as well as illegal child labour in its facilities and on any project or in connection with services or work provided in accordance with this Amendment No. 5. Each Party agrees to adopt or abide by sound human rights practices designed to treat workers fairly, with dignity and respect, and provide a safe and healthy environment and conduct business in compliance with applicable environmental laws and labour laws.

(d)	have and shall maintain in place throughout the Project Period, their own policies and procedures to ensure compliance with this Clause 12, and will enforce them where appropriate;

(e)	promptly report to the other Party any request or demand for any payment, gift, promise, other advantage, or anything of value received by the first Party in connection with the performance of the provisions of this Amendment No. 5; and

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(f)	subject to Clause 12.4, have the right to audit, via an independent third party auditor who has entered into a confidentiality agreement reasonably satisfactory to the Party being audited, the other Party’s records and reports in relation to this Amendment No. 5 at any time (on reasonable prior notice) during and within ***** (*****) years after termination of the Project Period, only in order to verify compliance or otherwise with this Clause 12 and for no other reason. Such records and information shall include at a minimum all invoices for payment submitted by the other Party along with complete supporting documentation. Subject to its obligations of confidentiality, the auditing Party shall have the right to reproduce and retain copies of any of the aforesaid records or information only for the purposes of establishing the other Party’s compliance with this Clause 12 and for no other reason.

12.2	Either Owner or Charterer may terminate the Charter at any time upon written notice to the other, if in their reasonable judgment, supported by credible evidence that the other is in breach of Clauses 12.1(a), (b) and (c). This right shall be without prejudice to any other rights the non-breaching Party may have in respect of such breach.

12.3	In the event of non-compliance with Clauses 12.1(a), (b) and (c) based on reasonable judgment supported by credible evidence, under and in connection with the entry into this Amendment No. 5, Owner or Charterer, as applicable, shall indemnify and hold harmless the non-breaching Party against any losses, claims, liabilities, damages, costs or expenses, including legal expenses and fines, incurred by the non-breaching Party. This obligation shall survive the expiration or termination of this Amendment No. 5.

12.4	In order to comply with Clause 12.1(f) above, each Party shall retain all relevant records and reports for a period of ***** (*****) *****after the end of the Project Period, provided however that a Party shall not be in violation of this Clause 12 if it determines in good faith that it cannot comply with the provision of relevant documentary support in response to a request from the other Party, if the relevant documentation is subject to attorney-client privilege and/or relevant governmental authorities prevent or prohibit the disclosure of any such documentation or information.

12.5	Each Party represents and warrants to the other, as of the Effective Date, that it has not taken any actions that would, if such actions were undertaken after the Effective Date, conflict with such Party’s obligations under this Clause 12.

SRV Cape Ann – Amendment No. 5

13.	Costs and Expenses

13.1	Charterer shall compensate Owner for all reasonable time spent and all reasonable and documented costs and expenses incurred by Owner in connection with or related to (i) Project Sub-Charterer, and/or the Project (including related to Project Activities as defined in the LLI Agreement), and/or (ii) the negotiation, preparation and completion of this Amendment No. 5 and any other documents related to the Project and/or the Project Agreement, including but not limited to reasonable travel expenses and legal costs and external costs of tax advice and integrity due diligence, provided however that such costs have been approved in advance and in writing by Charterer and that these costs are not already included as operating costs or in the management fee paid for by Charterer to Owner under the Charter.

13.2	The following costs are deemed to be approved in advance and in writing by Charterer as per the date of this Amendment No. 5:

(a)	any reasonable legal costs incurred or which may incur, for the owner’s account under the Facility Agreement between the Owner and Owner’s Financiers in connection with or related to the negotiation, preparation and completion of this Amendment No. 5 and any other documents related to the Project and/or the Project Agreement ; and

(b)	Owner’s reasonable external legal cost in connection with or related to the negotiation, preparation and completion of this Amendment No. 5 and any other documents related to the Project and/or the Project Agreement, documented by copies of the relevant invoices.

13.3	All invoicing and payments shall be in USD unless otherwise agreed between the Parties, including any payments made in accordance with Clauses 3 and 7.

14.	Confirmation

14.1	The Charterer hereby represents, warrants and confirms that the Project Agreement includes provisions:

(a)	expressly acknowledging the existence of the mortgage over the Vessel executed by the Owner in favour of the Mortgagee;

(b)	expressly acknowledging that Project Sub-Charterer’s rights under the Project Agreement are subject and subordinate to the Owners’ rights under the Charter (with effect that, without limitation, Project Sub-Charterer shall not assert any claim against the Owner or the Vessel by reason of any breach by the Charterer of the Sub-Charter; and

(c)	agreement that Project Sub-Charterer shall not assert any claim against the Owner for wrongful interference with Project Sub-Charterer’s rights (or any similar or equivalent claim) in respect of any actions taken by the Owner in compliance with the Charter.

SRV Cape Ann – Amendment No. 5

14.2	The Charterer confirms, for the avoidance of doubt, that clause 29(b) of the Charter covers any lien on the Vessel or claim against the Owner asserted by Project Sub-Charterer arising out of or in connection with the Project Agreement or in breach of the provisions of the Project Agreement referred to in Clause 14.1 and the Charterer shall indemnify the Owner against the consequences of (i) any such lien or claim and (ii) any breach by the Charterer of Clause 14.1.

15.	Third Party Rights

No one who is not a party to this Amendment No. 5 shall have any rights under it by reason of the Contracts (Rights of Third Parties) Act 1999, except that the Mortgagee shall have benefit of and may enforce the provisions of Clause 14 above.

16.	Law and arbitration

16.1	This Amendment No. 5 shall be governed by and construed in accordance with English law.

16.2	The provisions of Clause 53 of the Charter ("Law and Arbitration") shall apply to this Amendment No. 5. as if set out in full in this Amendment No. 5.

17.	Effective date

This Amendment No. 5 shall be fully effective (the “Effective Date”) on the later of (i) the date it is executed by both Parties, and (ii) the date the Mortgagee’s consent is given, as required by the terms of the Owner’s financing documents (and the Owner shall promptly confirm to the Charterer on such consent being given by the Mortgagee) and (iii) the date of Owner’s board approval . However, Clause 13 of this Amendment No. 5 shall be fully effective on the date this Amendment No. 5 is executed by both parties.

SRV Cape Ann – Amendment No. 5

18.	Exclusion of Consequential Loss

Notwithstanding anything to the contrary contained in, or implied by, this Amendment No. 5 or any conditions of use, each Party shall each bear its own Consequential Loss and shall be responsible for, and shall protect, defend, indemnify and hold harmless the other Party in respect of any Consequential Loss suffered or sustained by the indemnifying party and/or the indemnifying party’s Group,  irrespective of the negligence, breach of duty (statutory or otherwise), breach of contract, breach of warranty, or strict liability of the person to be indemnified.  The term “Consequential Loss” as used in this Clause 18 shall mean (a) any consequential or indirect loss under English law; and/or (b) loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any), losses or damages under other contracts or loss of opportunity, in each case whether direct or indirect to the extent that these are not included in paragraph (a) above, and whether or not foreseeable and in each case howsoever arising out of or related to the use or operation of the FSRU Terminal or otherwise in connection with the FSRU Terminal and not just limited (by implication or otherwise) to the subject-matter of this Amendment No. 5.  The term “Group” as used in this Clause 18 shall mean the parent companies, subsidiaries, affiliates, employees, agents and sub-contractors (of any tier) of a Party, and in respect of the Charterer, shall also include Project Sub-Charterer and to the extent that the Port Operator has not entered into a port liability agreement with the Owner (or Manager, as the case may be) prior to the Vessel’s arrival at the FSRU Terminal, the Port Operator.

(SIGNATURE PAGE TO FOLLOW)

SRV Cape Ann – Amendment No. 5

IN WITNESS WHEREOF the Parties have executed this Amendment No. 5 as of the date above first written.

For and on behalf of Charterer: /s/ Simon Binet Name: Simon Binet Title: Finance Director	Witness /s/ Anna Kirk Name: Anna Kirk

For and on behalf of Owner: /s/ Ørjan Homme	Witness /s/ Mathias Borgnes
Name: Ørjan Homme Title: Project Manager	Name: Mathias Borgnes

SRV Cape Ann – Amendment No. 5

APPENDIX 1

MAIN PARTICULARS OF VESSEL / GAS FORM C

1.1	PREAMBLE

Ship’s name	CAPE ANN
Owner	SRV Joint Gas Two Ltd.
Flag - Registry	NIS
Builder	Samsung Heavy Industries Co., Ltd, Korea
Delivery	01st June 2010
Class	X1A1 Tanker for Liquefied gas, ship type 2G (Membrane
tank, Maximum pressure 25 kPaG (40 kPaG in FSRU mode), Minimum temperature -163°C),
NAUTICUS (Newbuilding) PLUS-2, CSA-2, CLEAN, COAT-2, E0, F-AMC, TMON, STL, BIS, NAUT-AW
GRT/NRT
International	96,153
Suez	98,727.21

Is vessel approved?
USCG	Yes
IMO	Yes

1.2	HULL

	Meters	Feet
LOA	283.0611	928,54
LBP	270.04	885.83
Breadth	43.40	142.39
Depth	26.00	85.30

Keel to highest point Air draught (folded mast) Assumed ballast draught	55.86 40.4 9.6	181.4 132.5 31.5

Summer Load Line	12.4 m	Corresponding deadweight	80,780mt
TPC at design draft 11.4 m	99.4 t/cm

Mean draft with full bunkers and full cargo
Specific Gravity	Mean draft	Corresponding DW
0.47 mt/m^3	11.64 m	73,143 mt

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Communication equipment
International call sign	LADW7
Radio station	MMSI 257352000
Satcom B	FLEET 77
- Telephone/telex	TEL +870-773-902-060 IP: +44-1224-347-240 TLX 600963967
- Telefax
Satcom C Telex	TLX No.1 425735210 TLX No.2 425735211

1.3	MACHINERY

Main Engine
Type	Wartsila: 12V50DF x 3 units Wartsila: 6L50DF x 1 unit
Max Cont.	3 x 11,400 kW + 1 x 5,700 kW
Grade fuel used	Marine diesel oil (ISO 8217:2010, DMB) , Heavy Fuel Oil (Low Sulphur <0.5% m/m) When calling ECAs : Marine diesel oil (ISO 8217:2010 (or 2005), DMA) max. sulfur 0.1% Boil-off gas

Other machinery
Propeller	1 Fixed Pitch,
Bow Thrusters	2,000 kW x 2 units 6.6 kV, Controllable Pitch, 4-bladed, Ni-Al-Bronze
Stern Thrusters	1,200 kW x 2 units 6.6 kV, Controllable Pitch, 4-bladed, Ni-Al-Bronze

Speed/Consumption (propulsion power only)
Guaranteed speed (Round trip, Beaufort Force 5)	19.5 knots
Average consumption on guaranteed speed	***** tons MDO/day (main engine) ***** tons HFO/day (main engine)

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Fuel consumption (for information only)
Loading:	*****tons/day
Discharging (conventional):	***** tons/day
Anchorage (MDO mode):	*****tons/day

Fuel consumption during regasified LNG discharge (for information only)
Regas rate (mmscuf/day)	120	250	450	500	600	712,5	750
Regas rate (mt/day)	101	210	278	420	504	599	630
Fuel consumption, NG (mt/day)	*****	*****	*****	*****	*****	*****	*****
Fuel consumption, MDO (mt/day)	*****	*****	*****	*****	*****	*****	*****

Note:
Gas consumption at DF engine(s) and 2 regas boilers based on Low Calorific Value (LCV) of 49,900 KJ/kg
Diesel oil consumption as pilot fuel at DF engine(s) based on Low Calorific Value (LCV) of 42,700 KJ/kg

Permanent bunkers capacity
HFO	4,311 m^3	MDO/MGO	1,399 m^3
		TOTAL	5,710 m^3

1.4	CARGO INSTALLATION

Transportable products and respective quantities *)
Tank No.	20 °C 100% M3	-163 °C 98.5 % M3	-163 °C 98.5% MT S.G. 0.47	-163°C 70%L M3	-163°C 70%H M3	-163°C 10%L M3	-163°C 10%H M3
1	19,404	19,113	8,983	12,542	13,212	1,426	1,490
2	41,913	41,284	19,404	41,913	31,247	6,635	3,949
3	41,913	41,284	19,404	41,913	31,244	6,635	3,945
4	41,916	41,287	19,405	41,916	31,246	6,636	3,947
Total	145,146	142,969	67,195	138,284	106,948	201,332	13,329

*) Approx. figures per 1 July 2009 based on a cargo specific gravity of 470 kg/m^3
The cargo tank system is GTT Mark III, reinforced to all cargo tank area except tank bottom in accordance with GTT document N500 CR009.

SRV Cape Ann – Amendment No. 5

Scantlings of the cargo tanks are based on a maximum density of cargo of 500 kg/m3.

Tank working pressure
Maximum pressure (LNGC mode)	25 kPa gauge
Maximum pressure (FSRU Mode)	40 kPa gauge
Minimum pressure	-1 kPa gauge
Minimum temperature acceptable in tanks	-163ºC

Acceptable cargo filling levels (LNGC mode)
Lower criteria	Below 10% of cargo tank height
Upper criteria	Above 70% of cargo tank height

Loading & discharging time for LNG	12 hours, excluding time for connecting, disconnecting, cooling down, topping up and custody transfer measurement

Discharging time for regasified LNG
Regas rate (mmscuf/hr)	120	250	450	500	600	712.5	750
Regas rate (mt/hr)	101	210	378	420	504	599	630
Regas duration (days)	26.0	12.5	7.0	6.3	5.2	4.4	4.2

1.5	CARGO MACHINERY

Cargo pumps	1,700 m^3/h @155 mlc x 8 units
Cargo pump location	2 in each cargo tank
Max permissible specific gravity	500 kg/m
Time for discharging full cargo using all cargo pumps against no backpressure	12 hours, excluding time for connecting, disconnecting, cooling down, topping up and custody transfer measurement
Unpumpable cargo volume	1,450 m^3

Heel LNG for cooling down	500 m^3
Fuel LNG for ballast voyage	3,300 m^3
Cargo remaining onboard in cargo tanks after completion pumping	5,250 m^3

Spray pumps	50m^3/h @145 mlc x 4 units
Fuel Gas Pumps	40m3/h@215mlc x 2 units Located in tank No. 3 and 4 10m3/h@155mlc x 1 unit
Emergency cargo pump/ LNG Feed Pump	650m^3/h @145 mlc x 3 units Located in tank No. 2, 3 and 4

SRV Cape Ann – Amendment No. 5

High duty cargo compressor	32,000 m^3/h x 2 units
Low duty cargo compressor	4,350 m^3/h x 2 units
Nitrogen plant	120 Nm^3 x 2 units
Inert gas plant	14,000 Nm^3/h x 1 unit

Composition of inert gas
Carbon dioxide, CO2	Max 14% by volume
Oxygen max., O2	1.0% by volume
Carbon monoxide max. ; CO	100 ppm
HC	0%
Soot	Bacharach 0
Sulphur oxides max., Sox	10 ppm
Nitrogen oxides max. ; NOx	100 ppm
Remainder	N2, H2, Air
Dewpoint	-45°C at atm.

Grade fuel used	DMA: ISO 8217
Discharge pressure	Max. 25 kPaG

State if any shore supply of liquid nitrogen may be required NO
May be required for purging of tanks and insulation spaces
What quantity?	N/A

Gas freeing
Can this operation be carried out at sea?	Yes

Heaters
Cargo Vapor Heater (warm-up)	16,940kg/h x 2 units (-125ºC to 0ºC)
Cargo Vapor Heater (boil-off)	4,730kg/h x 2 units (-100ºC to 45ºC)

Guaranteed boil-off rates
Laden condition	0.16% / 24h
Ballast condition	0.10% / 24h

Fuel Gas Vaporizers
LNG vaporizer	23,970 kg/h x 1 unit
Forcing vaporizer	5,800 kg/h x 1 unit

SRV Cape Ann – Amendment No. 5

1.5	MEASURING APPARATUS

	Type and location	Number
Primary level gauge system Secondary level gauge system	Radar sensor, top of each tank Radar sensor	4 4
Cargo temperature	Temperature Sensor; Vapor space at liquid dome + Liquid space (0,10,50,95%) on tank bottom and pump column	40 2 x 5 in each tank
Absolute pressure transmitter	Vapor dome of each tank	4

1.6	CARGO LINES

Is vessel fitted with midship manifolds	Yes, 2
Distance from cargo manifold to stem (FP)	132 m
Distance from manifold to stern (AP)	138 m
Height cargo manifold above deck	4.8 m
Height manifold above working platform	1.4 m
Height cargo manifold above waterline when light	21.2 m
Height cargo manifold above waterline when loaded	19.4 m
Distance manifold from ship’s rail	3.15 m
Distance between loading and vapor return connections	3.0 m
Distance from aft (P/S) HP manifold (1/3) to Stem (FP)	120m
Distance from fwd (P/S) HP manifold (2/4) to stem (FP)	113.5m
Distance from aft HP manifold (1/3) (P/S) to stern (AP)	150m
Distance from fwd HP manifold (2/4) (P/S) to stern (AP)	156.5m
Height aft HP manifold (1/3) (P/S) above deck	4.9
Height fwd HP manifold (2/4) (P/S) above deck	4.9
Height aft HP manifold (1/3) (P/S) above working platform	1.4
Height fwd HP manifold (2/4) (P/S) above working platform	1.4
Height aft HP manifold (1/3) (P/S) above waterline in ballast	Assumed Draft: 9.6m 21.3
Height fwd HP manifold (2/4) (P/S) above waterline in ballast	Assumed Draft: 9,6m 21.3
Height aft HP manifold (1/3) (P/S) above waterline in loaded condition	Assumed Draft: 12,4m 18.5m

SRV Cape Ann – Amendment No. 5

Height fwd HP manifold (2/4) (P/S) above waterline in loaded condition	Assumed Draft: 12,4m 18.5m
Distance aft HP manifold (1/3) (P/S) from ship’s rail	3.4m
Distance fwd HP manifold (2/4) (P/S) from ship’s rail	3.4m
Distance between aft HP manifold (1/3) (P/S) to V/L	12m
Distance between fwd HP manifold (2/4) (P/S) to V/L	18.5m
Distance from HP manifold 5 (P) stem (FP)	77.25m
Distance from HP manifold 6 (P) to stem (FP)	74.75m
Distance from HP manifold 5 (P) to stern (AP)	192.75m
Distance from HP manifold 6 (P) to stern (AP)	195.25m
Height HP manifold 5 (P) above deck (upper deck)	4.9m
Height HP manifold 6 (P) above deck (upper deck)	4.9m
Height HP manifold 5 (P) above working platform (manifold deck)	1.51m
Height HP manifold 6 (P) above working platform (manifold deck)	1.51m
Height HP manifold 5 (P) above waterline in ballast	Assumed Draft: 9.6m 21.3m
Height HP manifold 6 (P) above waterline in ballast	Assumed Draft: 9.6m 21.3m
Height HP manifold 5 (P) above waterline in loaded condition	Assumed Draft: 12.4m 18.5m
Height HP manifold 6 (P) above waterline in loaded condition	Assumed Draft: 12.4m 18.5m
Distance HP manifold 5 (P) from ship’s rail	3.4m
Distance HP manifold 6 (P) from ship’s rail	3.4m
Distance between HP manifold 5 (P) to V/L	54.75m
Distance between HP manifold 6 (P) to V/L	57.25m
Is vessel fitted with stern discharge	No
Is vessel fitted with fore discharge	No

SRV Cape Ann – Amendment No. 5

Dimension of lines
	Diameter	Flange size
Liquid	400 mm	16”
Vapour Line	400 mm	16”
CNG HP Discharge Line	300 mm	12”

What reducers onboard
Number	Diameter	Pressure rating
3	16”/12”	10 kg/cm^2

SRV Cape Ann – Amendment No. 5

1.8 LNG REGASIFICATION SYSTEM

Liquid inlet conditions: Pressure Temperature Liquid volume flow Composition (mass %)	5 bara -160ºC (256ºF) 479.8 m^3/h x 3 units Typical Trinidad composition as given in Appendix I to Schedule 1, para 11 (c)
Gas outlet condition: Volume Pressure Temperature	250 mmscuf/day x 3 units 105 bar 10 ºC
Capacity	210,000 kg/hr x 3 units
LNG booster pump number	6 units
LNG booster pump discharge pressure	120 bar
LNG booster pump suction pressure	5 bar
LNG booster pump temperature	-160°C

Steam pressure from boilers (saturated)	28 kg/cm^2

LNG/brine Shell & Tube Heat exchanger	3 units
Steam/brine PCHE	3 units Separate steam and condensate section each unit
Brine circulation pump	680 m^3/h x 6 units

1.9 GAS METERING SYSTEM

Ultrasonic Gas Metering System	Ultrasonic gas flow meters x 2 units Pressure transmitters x 2 units Temperature transmitters x 2 units
Gas Analyzer System	Sample probe x 2 unit Gas chromatographs x 2 units Supplementary Gas Chromatograph x 1 unit Analyzer cabinet x 1 unit
Metering Control System	Metering cabinet x 1 unit Flow computers x 2 units Supplementary flow computers x 2 units

SRV Cape Ann – Amendment No. 5

1.10 BALLAST SYSTEM

Pumps	Particular
No.	Three (3)
Type	Vertical single stage, centrifugal
Prime mover	Electric motor
Discharge rate	2,500 m3/h
Total head	30 mwc (S.G.: 1.025)

1.11 ODORANT INJECTION SYSTEM – Not installed

1.12 LIFTING DEVICE

Location	Aft	Amidships	Fwd
Type	2 x Provision crane (P/S) Electro hydr. (jib type)	2 x Hose crane (P/S) Electro hydr. (jib type)	1 x Regas and STL Crane, Electro hydr. (jib type)
Number and lifting capacity	SWL 5T X 16.3 m (SB) SWL 15T X 17.5 m (PS)	SWL 11T X 17.4 m / SWL 2T (personnel lift) SWL 12T X 17.4 m Port	SWL 10T x 30 m / SWL 2T x 30 m
Max. distance from ship’s side of lifting hook	5 m	5 m Increased outreach for STS boom 13 m	6 m

SRV Cape Ann – Amendment No. 5

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

APPENDIX 2

Discharge Performance Certificate

[date]

Discharge Performance Certificate

Reference is made to Clause 27 (Performance) (b) (ii) of the Time Charterparty dated 20 March 2007 (as amended) (the “Charter”) and made between SRV Joint Gas Two Ltd. as owner (the “Owner”) and Total Gas & Power Limited, London, Meyrin – Geneva Branch as charterer (the “Charterer”).

Terms defined in the Charter shall have the same meaning when used in this certificate unless given a different meaning herein.

On [date] the Actual Discharge Rate was [reduced] [increased] from [ ] MMScf/day to [ ] MMScf/day during regasification of LNG and has been in operation for ***** (*****) periods of at least ***** (*****) hours. As of [date] such [reduced] [increased] Actual Discharge Rate, being [ ] MMScf/day, shall be the [Lowest Performance] [Normal Performance].

For and on behalf of Owner _____________________ Name: Title:	For and on behalf of Charterer _____________________ Name: Title:

SRV Cape Ann – Amendment No. 5

APPENDIX 3

Owner’s Permits Matrix

Source of information	Issuing Authority	Permit/ License/ Approval	Description
H-Energy/Atlantic Shipping Pvt. Ltd.	PHO Mumbai	Ship Sanitation Certificate renewal	PHO Mumbai is authority for issuing ship sanitation control certificate and / or ship sanitation control exemption certificate as applicable
H-Energy/Atlantic Shipping Pvt. Ltd.	JSWJPL/ Bureau of Immigration	Dock Entry Pass	Any Gov. ID & Photo for Indian visitors / Passport & Valid visa for Foreigners; NOC need to obtain from Immigration for Foreign national for Dock entry pass. One day prior notice required along with said documents for preparing dock passes
H-Energy/Atlantic Shipping Pvt. Ltd.	Bureau of Immigration	Temporary Landing Permits	TLP issue only for 3 days. Valld Passport / CDC, letter from Master, Immigration Permission, FRRO permission, & Confirmed ticket to home town required for issuance of TLP (applicable for foreign nationals only)
H-Energy/Atlantic Shipping Pvt. Ltd.	Bureau of Immigration	Registration of Foreigners	FRRO registration will required to be carried out within 14days of any crew member's landing in Mumbai.
H-Energy/Atlantic Shipping Pvt. Ltd.	Bureau of Immigration	VISA Extension	As applicable; Person to visit FRRO for visa extension and possible to get on the same day.

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